                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 3, 2001

                                      AMONG

                                 SYNOPSYS, INC.,

                         MAPLE FOREST ACQUISITION L.L.C.

                                       AND

                               AVANT! CORPORATION

                                    ARTICLE I

                                   THE MERGER

        1.1.   The Merger...................................................................1

        1.2.   Effective Time...............................................................1

        1.3.   Closing of the Merger........................................................2

        1.4.   Effects of the Merger........................................................2

        1.5.   Certificate of Formation;  Limited Liability Company Agreement...............2

        1.6.   Sole Member..................................................................2

        1.7.   Officers.....................................................................2

        1.8.   Structure....................................................................2

                                   ARTICLE II

                            CONVERSION OF SECURITIES

        2.1.   Conversion of Securities.....................................................3

        2.2.   Stock Options and Other Stock Plans..........................................3

        2.3.   Exchange Fund................................................................5

        2.4.   Exchange Procedures..........................................................6

        2.5.   Distributions with Respect to Unsurrendered Certificates.....................6

        2.6.   No Further Ownership Rights..................................................7

        2.7.   No Fractional Shares of Parent Common Stock..................................7

        2.8.   Termination of Exchange Fund.................................................7

        2.9.   No Liability.................................................................7

        2.10.  Investment of the Exchange Funds.............................................8

        2.11.  Lost Certificates............................................................8

        2.12.  Withholding Rights...........................................................8

        2.13.  Stock Transfer Books.........................................................8

        2.14.  Affiliates...................................................................8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        3.1.   Organization and Qualification; Subsidiaries.................................9

        3.2.   Capitalization of the Company and Its Subsidiaries...........................9

        3.3.   Authority Relative to This Agreement........................................11

        3.4.   SEC Reports; Financial Statements...........................................11

        3.5.   No Undisclosed Liabilities..................................................12

        3.6.   Absence of Changes..........................................................12

        3.7.   Information Supplied........................................................14

        3.8.   Consents and Approvals; No Violations.......................................14

        3.9.   No Default..................................................................15

        3.10.  Real Property...............................................................15

        3.11.  Litigation..................................................................16

        3.12.  Company Permits; Compliance with Applicable Laws............................17

        3.13.  Employee Benefit Plans; ERISA...............................................17

        3.14.  Labor Matters...............................................................21

        3.15.  Environmental Matters.......................................................22

        3.16.  Taxes.......................................................................24

        3.17.  Absence of Questionable Payments............................................26

        3.18.  Company Contracts...........................................................26

        3.19.  Insurance Matters...........................................................29

        3.20.  Intellectual Property.......................................................29

        3.21.  Interested Party Transactions...............................................32

        3.22.  Opinion of Company Financial Advisor........................................32

        3.23.  Brokers.....................................................................32

        3.24.  Tax Treatment...............................................................32

        3.25.  Takeover Statutes, etc......................................................33

        3.26.  Amendment to the Company Rights Agreement...................................33

        3.27.  Distributors................................................................33

        3.28.  Semiconductor Manufacturing International Corporation.......................34

        3.29.  Avant!HighTech..............................................................34

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        4.1.   Organization................................................................35

        4.2.   Capitalization of Parent....................................................35

        4.3.   Authority Relative to This Agreement........................................36

        4.4.   SEC Reports; Financial Statements...........................................36

        4.5.   No Undisclosed Liabilities..................................................37

        4.6.   Absence of Certain Changes or Events........................................37

        4.7.   Information Supplied........................................................38

        4.8.   Consents and Approvals; No Violations.......................................38

        4.9.   Compliance with Applicable Laws.............................................39

        4.10.  Opinion of Parent Financial Advisor.........................................39

        4.11.  Brokers.....................................................................39

        4.12.  Tax Treatment...............................................................39

        4.13.  Litigation..................................................................39

                                    ARTICLE V

                                    COVENANTS

        5.1.   Conduct of Business of the Company..........................................39

        5.2.   Conduct of Business of Parent...............................................43

        5.3.   Access to Information.......................................................43

        5.4.   Company Litigation..........................................................44

        5.5.   Dispositions................................................................44

        5.6.   Maingate....................................................................44

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1.   Preparation of S-4 and the Proxy Statement..................................45

        6.2.   Meetings....................................................................45

        6.3.   Commercially Reasonable Best Efforts........................................46

        6.4.   Acquisition Proposals.......................................................47

        6.5.   Public Announcements........................................................49

        6.6.   Indemnification; Directors' and Officers' Insurance.........................49

        6.7.   Notification of Certain Matters.............................................49

        6.8.   Certification...............................................................50

        6.9.   Employee Matters............................................................50

        6.10.  Affiliate Letters...........................................................51

        6.11.  SEC Filings.................................................................51

        6.12.  Fees and Expenses...........................................................52

        6.13.  Listing of Stock............................................................52

        6.14.  Takeover Statutes...........................................................52

        6.15.  Direct Payment of Expenses..................................................52

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        7.1.   Conditions to Each Party's Obligations to Effect the Merger.................52

        7.2.   Conditions to the Obligations of the Parent and Merger Sub..................53

        7.3.   Conditions to the Obligations of the Company................................55

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

        8.1.   Termination by Mutual Agreement.............................................56

        8.2.   Termination by Either Parent or the Company.................................56

        8.3.   Termination by the Company..................................................56

        8.4.   Termination by Parent.......................................................56

        8.5.   Effect of Termination and Abandonment.......................................57

        8.6.   Amendment...................................................................58

        8.7.   Extension; Waiver...........................................................59

        8.8.   Breaches Relating to Litigation.............................................59

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.1.   Nonsurvival of Representations and Warranties...............................59

        9.2.   Entire Agreement; Assignment................................................59

        9.3.   Notices.....................................................................60

        9.4.   Governing Law...............................................................60

        9.5.   Descriptive Headings........................................................61

        9.6.   Parties in Interest.........................................................61

        9.7.   Severability................................................................61

        9.8.   Enforcement; Jurisdiction...................................................61

        9.9.   Counterparts................................................................61

        9.10.  Interpretation..............................................................61

        9.11.  Definitions.................................................................62

                            Glossary of Defined Terms

Defined Terms                                                                   Defined on Page
-------------                                                                   ---------------
1995 Plan.............................................................................3
2000 Plan.............................................................................3
Acquiring Person.....................................................................33
Acquisition Proposal.................................................................63
affiliate............................................................................63
Agreement.............................................................................1
Antitrust Law........................................................................47
Assumed Stock Option..................................................................4
Audit Date...........................................................................13
Avant! High-Tech.....................................................................35
Avant!HK.............................................................................34
Avant!Japan..........................................................................34
beneficial ownership.................................................................63
beneficially own.....................................................................63
Business Day.........................................................................63
Cadence..............................................................................59
Cadence Litigation...................................................................64
Cadence Settlement Agreement.........................................................64
Cadence Settlement Proposal..........................................................64
Capitalization Date..................................................................10
Certificate of Merger.................................................................2
Certificates..........................................................................6
Closing...............................................................................2
Closing Date..........................................................................2
Code..................................................................................1
Company...............................................................................1
Company Agreements...................................................................15
Company Benefit Plans................................................................18
Company Board........................................................................11
Company Common Stock..................................................................3
Company Contracts....................................................................28
Company Convertible Preferred Stock...................................................9
Company Disclosure Schedule...........................................................9
Company Financial Advisor........................................................33, 39
Company Junior Participating Preferred Stock.........................................10
Company Option Plans..................................................................4
Company Permits......................................................................17
Company Required Approvals...........................................................15
Company Rights Agreement.............................................................10
Company SEC Reports..................................................................12
Company Shares........................................................................1
Company Stockholder Meeting..........................................................46
Confidentiality Agreement............................................................44
Continuing Employees.................................................................51

                            Glossary of Defined Terms

Defined Terms                                                                   Defined on Page
-------------                                                                   ---------------
Copyrights...........................................................................32
Current Premium......................................................................50
DAVANTECH............................................................................34
DavanTech Agreement..................................................................34
DGCL..................................................................................1
Distribution Date....................................................................33
DLLCA.................................................................................1
DOJ..................................................................................47
Effective Time........................................................................2
Exchange Act.........................................................................12
Exchange Agent........................................................................5
Exchange Fund.........................................................................6
Exchange Ratio........................................................................3
Expenses.............................................................................52
Final Expiration Date................................................................33
FTC..................................................................................47
FTD..................................................................................34
FTD Agreement........................................................................34
GAAP.................................................................................12
Governmental Entity..................................................................15
HSR Act..............................................................................15
Indemnified Parties..................................................................50
Intellectual Property................................................................32
know.................................................................................64
knowledge............................................................................64
Law..................................................................................15
Lien.................................................................................11
Maingate.............................................................................34
Maingate Agreement...................................................................34
Maingate Purchase Price..............................................................45
Material Adverse Effect..............................................................64
Merger................................................................................1
Merger Agreement......................................................................1
Merger Consideration..................................................................3
Merger Sub............................................................................1
NASD.................................................................................15
Network Identifiers..................................................................32
Option Holder.........................................................................4
Ordinary Course Customer Contract....................................................29
ordinary course of business..........................................................64
Outstanding SMIC Amount..............................................................35
Parent................................................................................1
Parent Agreements....................................................................39
Parent Board.........................................................................37
Parent Common Stock...................................................................3

                            Glossary of Defined Terms

Defined Terms                                                                   Defined on Page
-------------                                                                   ---------------
Parent Confidentiality Agreement.....................................................44
Parent Disclosure Schedule...........................................................35
Parent July 31 Balance Sheet.........................................................38
Parent Preferred  Stock..............................................................36
Parent Required Approvals............................................................39
Parent Rights.........................................................................3
Parent Rights Agreement..............................................................65
Parent SEC Reports...................................................................37
Parent Shares.........................................................................1
Parent Stock Option Plans............................................................36
Parent Stockholder Meeting...........................................................47
Parties..............................................................................65
Patents..............................................................................32
PBGC.................................................................................19
person...............................................................................65
Product Lease........................................................................34
Proxy Statement......................................................................14
Real Property Leases.................................................................16
Required Company Vote................................................................11
Required Parent Vote.................................................................37
Rights...............................................................................33
Rule 145...........................................................................1, 2
S-4..................................................................................14
SEC................................................................................5, 8
Section 11(a)(ii) Trigger Date.......................................................33
Securities Act..................................................................8, 1, 2
September 30 Balance Sheet...........................................................12
Share.................................................................................3
Share Issuance.......................................................................14
Shares................................................................................3
SMIC.................................................................................35
SMIC Termination Agreement...........................................................35
SMIC Transactions....................................................................35
Software.............................................................................32
subsidiary...........................................................................65
Superior Proposal....................................................................49
Surviving Company.....................................................................1
Takeover Statutes....................................................................33
Tax Returns..........................................................................26
Taxes................................................................................26
Termination Date.....................................................................57
Trade Secrets........................................................................32
Trademarks...........................................................................32
Transaction Costs....................................................................53
Voting Agreements.....................................................................1

                            Glossary of Defined Terms

Defined Terms                                                                   Defined on Page
-------------                                                                   ---------------
WARN Act.............................................................................22

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of December 3, 2001 (the "Agreement") is among Synopsys, Inc., a Delaware corporation ("PARENT"), Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly-owned subsidiary of Parent ("MERGER SUB"), and Avant! Corporation, a Delaware corporation (the "COMPANY").

            WHEREAS, the Boards of Directors of Parent and the Company, and Parent (in its capacity as sole member of Merger Sub), have each determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1), are advisable and fair to, and in the best interests of, their respective stockholders or (in the case of Merger Sub) member;

            WHEREAS, for United States federal income tax purposes, the Parties intend that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

            WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, and as a condition to their doing so, Parent is simultaneously entering into stockholder agreements (collectively, the "VOTING AGREEMENTS") with the Company's directors and executive officers owning shares of Company Common Stock (as defined in Section 2.1(c)), pursuant to which such stockholders are agreeing, among other things, to vote in favor of the Merger;

            WHEREAS, in order to induce Parent and Merger Sub to enter into this Agreement, and as a condition to their doing so, certain executive officers and other persons affiliated with the Company are simultaneously entering into new employment agreements and other agreements with Parent or the Company to become effective at the Effective Time (as defined in Section 1.2)

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1. The Merger. At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA" ), the Company shall be merged with and into Merger Sub (the "MERGER"). Following the Merger, Merger Sub shall continue as the surviving company (the "SURVIVING COMPANY") and shall continue its existence under the DLLCA, and the separate corporate existence of the Company shall cease.

            1.2. Effective Time. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing a certificate of merger complying with Section 264 of the DGCL, and with
Section 18-209 of the DLLCA, with the

Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER") on the Closing Date (as defined in Section 1.3). The Merger shall become effective upon such filing or at such time thereafter as the parties shall agree and as shall be provided in the Certificate of Merger (the "EFFECTIVE TIME").

            1.3. Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by Parent, which shall be no later than the fifth Business Day (as defined in Section 9.11(d)) after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Parent (or such other location to be specified by Parent), unless another time or date is agreed to in writing by the parties hereto.

            1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

            1.5. Certificate of Formation; Limited Liability Company Agreement. The limited liability company agreement of Merger Sub in effect immediately prior to the Effective Time shall, by virtue of the Merger, be amended and restated as of the Effective Time to reflect the fact that the name of the Surviving Company, from and after the Effective Time, shall be "Avant! Company," and as so amended and restated, such limited liability company agreement shall (as amended by Parent, as sole member, from time to time) be the limited liability company agreement of the Surviving Company. The certificate of formation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company and shall be amended in due course to reflect the fact that the name of the Surviving Company, from and after the Effective Time, shall be "Avant! Company."

            1.6. Sole Member. Parent shall be the sole member of the Surviving Company.

            1.7. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the limited liability company agreement of the Surviving Company until successors are duly elected or appointed and qualified.

            1.8. Structure. Notwithstanding any other provision of this Agreement, at Parent's election (exercised in its sole discretion) the structure of the Merger shall be revised to provide for a newly organized Delaware corporation, whose sole stockholder shall be Parent, to merge with and into the Company, and the Parties shall enter into an amendment to this Agreement effecting such revised structure; provided that any such revised structure and amendment does not (x) alter the Exchange Ratio or the Merger Consideration or
(y) prevent or materially delay the consummation of the Merger or (z) prevent satisfaction of the conditions set forth in Sections 7.2(d) and 7.3(d).

                                   ARTICLE II

                            CONVERSION OF SECURITIES

            2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any securities or interests of or in the Company or Merger Sub:

            (a) Limited Liability Company Interests in Merger Sub. Each limited liability company interest in Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding upon the Merger.

            (b) Cancellation of Treasury Shares and Parent-Owned Shares. Each share of Company Common Stock (as defined in Section 2.1(c)) issued and outstanding immediately prior to the Effective Time that is owned by the Company or Parent or any of their respective wholly-owned subsidiaries shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Common Stock. Each share of common stock, par value $.0001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (individually, a "SHARE" and collectively, the "SHARES") (other than Shares to be cancelled in accordance with Section 2.1(b)) shall be converted into and be exchangeable for the right to receive .371 (the "EXCHANGE RATIO") of a fully paid and non-assessable share of common stock, par value $.01 per share, of Parent (including the associated rights (the "PARENT RIGHTS") to purchase shares of Series A Participating Preferred Stock pursuant to the Parent Rights Agreement (as defined in Section 9.11) ("PARENT COMMON STOCK") (all such shares of Parent Common Stock issued, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.7, being referred to as the "MERGER CONSIDERATION").

            (d) Certain Adjustments. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the fraction of a share of Parent Common Stock constituting the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or such similar event.

            2.2. Stock Options and Other Stock Plans. (a) As soon as practicable following the date of this Agreement, Parent and the Company (or, if appropriate, the Board of Directors of the Company or any committee of the Board of Directors of the Company administering the Company's 2000 Stock Option/Stock Issuance Plan (the "2000 PLAN") , the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 PLAN") , the Chrysalis Symbolic Design, Inc. 1993 Stock Option Plan, the Xynetix Design Systems 1993 Employee and Consultant Stock Option Plan, the Xynetix Design Systems 1993 Employee and Consultant Stock Option Plan (United Kingdom Version), the InterHDL, Inc. 1993 Stock Option Plan, the InterHDL, Inc. 1996 Stock Plan, the Aceo Technology, Inc. 1996 Stock Option Plan, the Technology Modeling Associates, Inc. 1989 Stock Option Plan, the Technology Modeling Associates, Inc. 1995 Stock Option Plan, the Technology Modeling Associates, Inc. 1996 Equity Incentive Plan, the Frontline Design Automation, Inc. 1996 Equity Incentive Plan, the Meta-Software, Inc. 1995 Equity Incentive Plan, the Meta-Software, Inc. 1992 Stock Option/Appreciation Plan, the Meta-Software, Inc. 1995 Directors' Stock Option Plan, the Ads Software, Inc. 1994 Stock Option Plan, the Harris Electronic Design Automation 1993 Employee and Consultant Stock Option Plan, the Integrated Silicon Systems, Inc. Incentive Stock Option Plan, the Arcsys, Inc. 1993 Stock Option/Stock Issuance Plan and the Anagram, Inc. 1993 Stock Incentive Plan (collectively, the "COMPANY OPTION PLANS")) shall take such action as may be required or desirable (including obtaining all applicable consents) to effect the following provisions of this Section 2.2(a). Except as may otherwise be provided in any agreement on terms specified in Section 2.2(a) of the Company Disclosure Schedule, effective as of the Effective Time (i) each then outstanding option to purchase Shares (each a "COMPANY STOCK OPTION") granted pursuant to the Company Stock Plans or otherwise granted by the Company to any current or former employee or director of, or consultant to, the Company or any of its subsidiaries (each, an "OPTION HOLDER") shall be assumed by Parent and shall be converted into an option (an "ASSUMED STOCK OPTION") to purchase a number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (x) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the Exchange Ratio and
(ii) the per share exercise price for shares of Parent Common Stock issuable upon exercise of such Assumed Stock Option shall be equal to (1) the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time divided by (2) the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Assumed Stock Option shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Company Stock Options immediately prior to the Effective Time; provided, that the Parent Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Company Board of Directors or any committee thereof; and provided, further that each Company Stock Option granted to an Eligible Director (as defined in the 1995 Plan) under the 1995 Plan shall not be assumed and converted and shall vest in full immediately prior to the Effective Time, in accordance with the terms of the 1995 Plan.

            (b) With respect to Company Stock Options granted under the Company Option Plans pursuant to which consent of an Option Holder is required, if any, as identified in Section 2.2(b) of the Company Disclosure Schedule, no later than the Effective Time, the Company will obtain a signed written consent from each Option Holder to the treatment of the Company Stock Options in the manner described in Section 2.2(a) hereof. As soon as practicable after the Effective Time, Parent shall deliver to the Option Holders appropriate notices setting forth the number of shares subject to such Assumed Stock Options held by each such Option Holder and the exercise price under each such Assumed Stock Option, each as adjusted pursuant to Section 2.2(a) hereof, and stating that such Assumed Stock Options shall remain subject to the original terms and conditions applicable to the corresponding Company Stock Option as in effect immediately prior to the Effective Time (subject to the adjustments required by this Section 2.2).

            (c) As soon as reasonably practicable following the Effective Time, Parent shall take such actions as are reasonably necessary to reserve for issuance a sufficient number of shares of Parent Common Stock upon the exercise of the Assumed Stock Options. Parent shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to the shares of Parent Common Stock subject to the Assumed Stock Options and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding.

            (d) Prior to the Effective Time, the Company shall take all necessary or appropriate action (including amending any of the Company Option Plans and related award agreements or making adjustments as permitted thereby) to (i) effectuate the assumption and conversion of the Company Stock Options by Parent in accordance with the terms hereof and the assignment to Parent of the authorities and responsibilities of the Company Board or any committee thereof under the Company Option Plans and (ii) except as permitted under Section 2.2(d) of the Company Disclosure Schedule, preclude the grant of any additional options or other awards of any type under any of the Company Option Plans or otherwise.

            (e) The Company shall take such action as is necessary to (i) cause the exercise (as of a date that is no later than three Business Days prior to the Effective Date) of each outstanding purchase right under the Company's Employee Stock Purchase Plan, the Technology Modeling Associates, Inc. 1996 Employee Stock Purchase Plan, and the Meta-Software, Inc. 1995 Employee Stock Purchase Plan, as applicable, (the "COMPANY STOCK PURCHASE PLANS"); and (ii) provide that no further purchase period shall commence under such plans; provided, that such exercise and cessation of further purchase periods shall be conditioned upon the consummation of the Merger. On such new exercise date, the Company shall apply the funds credited as of such date under the applicable Company Stock Purchase Plan within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the applicable Company Stock Purchase Plan. At the Effective Time, a holder of such Shares received under the Company Stock Purchase Plans shall, by virtue of the Merger and without any action on the part of such holder, be entitled to receive the Merger Consideration (subject to any applicable withholding tax as specified in Section 2.12 hereof or as may apply to payments made in connection with the performance of services), upon the surrender of the certificate representing such Shares as provided in Section
2.4. Immediately prior to and effective as of the Effective Time and subject to the consummation of the Merger, the Company shall terminate the Company Stock Purchase Plans.

            2.3. Exchange Fund. (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Merger Consideration (the "EXCHANGE AGENT").

            (b) At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of Shares, the Merger Consideration issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash or Parent Common Stock deposited with the Exchange Agent pursuant to this Section 2.3(b) shall hereinafter be referred to as the "EXCHANGE FUND."

            2.4. Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each holder of record, as of the Effective Time, of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose Shares were converted into the right to receive Parent Common Stock pursuant to Section 2.1(c) (i) a form of letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1(c) (after taking into account all Shares then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive (x) in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and
(y) in respect of any dividends and other distributions payable pursuant to
Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to this Article II and the certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued and paid with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

            2.5. Distributions with Respect to Unsurrendered Certificates. From and after the Effective Time and until surrendered in accordance with the provisions of this Article II, each Certificate (other than Certificates for Shares to be cancelled pursuant to Section 2.1(b)) shall represent for all purposes solely the right to receive in accordance with the terms hereof, the Merger Consideration. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate representing Shares of Company Common Stock with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the

Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

            2.6. No Further Ownership Rights. All shares of Parent Common Stock and issued upon conversion of the Shares in accordance with the terms of this
Article II, and any cash paid pursuant to Sections 2.5 and 2.7, shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

            2.7. No Fractional Shares of Parent Common Stock. (a) No certificates or scrip of shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

            (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average of the closing prices during regular trading hours (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another nationally recognized source) for a share of Parent Common Stock on the three trading days immediately prior to the day on which the Effective Time occurs. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify Parent and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

            2.8. Termination of Exchange Fund. Any portion of the Exchange Fund (including any income or proceeds thereof or of any investments thereof) which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and Parent (subject to abandoned property, escheat and similar laws) for the Merger Consideration exchangeable for such Certificates to which such holders are entitled, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5, without any interest on any thereof. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date as shall be immediately prior to such date as such securities or amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.8)) shall, to the extent permitted by Law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto.

            2.9. No Liability. None of Parent, Merger Sub, the Company, the Surviving Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

            2.10. Investment of the Exchange Funds. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from any such investment shall promptly be paid to Parent.

            2.11. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Shares formerly represented thereby and any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement, without any interest thereon.

            2.12. Withholding Rights. Each of the Surviving Company and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares of such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law (as the term "Tax" is defined in Section 3.16(n) hereof). To the extent that amounts are so withheld by the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Company or Parent, as the case may be.

            2.13. Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall, subject to Section 2.8, be converted into the Merger Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

            2.14. Affiliates. Notwithstanding anything to the contrary herein, no Merger Consideration shall be delivered to a person who may be deemed an "affiliate" of the Company in accordance with Section 6.10 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), until such person has executed and delivered to Parent the written agreement contemplated by Section 6.10.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the section of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE Schedule") that specifically relates to the correspondingly numbered section of this Article III, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

            3.1. Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and (in those jurisdictions in which there is an applicable concept of good standing) in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

            (b) Section 3.1 of the Company Disclosure Schedule sets forth (i) a list of all subsidiaries of the Company, (ii) in the case of such subsidiaries not wholly-owned by the Company (A) the identity of any other entity or person that owns, directly or indirectly, beneficially or of record, any shares of capital stock or other security, or any option to purchase any shares of capital stock or other security, or any other investment in such entity (and all rights, privileges and preferences of any such beneficial or record holder with respect thereto, including repurchase rights, put rights, cancellation rights, co-sale rights, registration rights or other rights affecting the shares or options held by such third party), (B) the percentage ownership represented by such investment and (C) with regard to the entity in which such investment is held, all jurisdictions where such entities conduct business or own assets. The Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any entity that is not listed on Section 3.1(b) to the Company Disclosure Schedule.

            (c) The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (in those jurisdictions in which there is an applicable concept of good standing) in good standing has not had, and would not have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 9.11) on the Company.

            (d) The Company has heretofore delivered or made available to Parent accurate and complete copies of the articles or certificate of incorporation and bylaws or other similar organizational documents, as currently in effect, of (i) the Company and (ii) each of its material subsidiaries.

            3.2. Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of (i) seventy million (70,000,000) shares of Company Common Stock, and (ii) Five Million (5,000,000) shares of preferred stock, par value $.0001 per share (the "COMPANY PREFERRED STOCK") of which 75,000 shares have been designated Series A Junior Participating Preferred Stock, par value $.0001 per share (the "COMPANY JUNIOR PARTICIPATING PREFERRED STOCK"). As of November 30, 2001, (the "CAPITALIZATION DATE") (i) 37,872,052 shares of Company Common Stock were issued and outstanding; (ii) 4,021,708 shares of Company Common Stock were subject to outstanding options issued pursuant to the 2000 Plan, and 5,715,029 shares of Company Common Stock were subject to outstanding options issued pursuant to the Company Option Plans other than the 2000 Plan; (iii) 4,457,029 shares of Company Common Stock were issued and held in the treasury of the Company and (iv) no Company Preferred Stock was issued or outstanding. As of the Capitalization Date 75,000 shares of Company Junior Participating Preferred Stock are reserved for issuance upon exercise of the rights pursuant to the Rights Agreement (as hereinafter defined). Section 3.2 of the

Company Disclosure Schedule sets forth a complete and correct list of all holders of options to acquire Shares, including each such person's name, the number of options (vested, unvested and total) held by such person as of the Capitalization Date and the exercise price for each such option. All the outstanding Shares are, and the exercise of outstanding options described in the second sentence of this Section 3.2 will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. From the Capitalization Date through the date hereof, there have been no issuances of shares of the capital stock or other securities of the Company or of options, warrants or rights with respect to shares of Company Common Stock or other securities of the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of options outstanding on the Capitalization Date as fully reflected on Section 3.2 of the Company Disclosure Schedule. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule and except for the Company's obligations under the Rights Agreement, dated as of September 4, 1998 (the "COMPANY RIGHTS AGREEMENT"), between the Company and Computer Share Investor Services LLC, as rights agent, and except for the transactions contemplated by this Agreement (1) there are no shares of capital stock of the Company authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company of any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (3) there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any of its subsidiaries, or to make any payments based on the market price or value of shares or other capital stock of the Company or its subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity other than loans to wholly-owned subsidiaries in the ordinary course of business, and (4) there are no outstanding shareholder agreements, voting agreements, option agreements, buy-sell agreements, rights of first refusal or first offer, registration rights agreements or other similar agreements with respect to the equity securities of any subsidiary.

            (b) All of the capital stock of the Company's subsidiaries owned by the Company, directly or indirectly, is free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and there are no irrevocable proxies with respect to such capital stock. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            (c) The consummation of the Merger and the transactions contemplated hereby will not trigger, and neither the Company nor the Board (nor any committee thereof) shall take any action to cause with respect to any Company Stock Options, (x) the acceleration of vesting provisions of or (y) the termination of any rights by the Company to repurchase any outstanding option to buy Company Shares, except, in the case of each of clauses (x) and (y), as required by the 2000 Plan, the 1995 Plan and the other agreements set forth (together with the identities of the holders of the Company Stock Options so subject to acceleration or termination and the number of such Options) in Section 3.2(c) of the Company Disclosure Schedule.

            3.3. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Company (the "COMPANY BOARD") has, by unanimous vote of those present (who constituted all of the directors then in office), duly and validly authorized the execution, delivery and performance of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby, and has (i) by resolution approved, and declared advisable, the agreement of merger (within the meaning of Section 251 of the DGCL) contained within this Agreement; (ii) determined that such transactions are advisable and fair to, and in the best interests of, the Company and its stockholders; and (iii) resolved to recommend that the stockholders of the Company approve and adopt such agreement of merger. Such Company Board action reflected the unanimous recommendation of the Special Committee of Independent Directors established by the Company Board. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger and the agreement of merger (within the meaning of Section 251 of the DGCL contained within this Agreement), the Required Company Vote (as defined in Section 3.3(b) herein)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (b) The Company Board has directed that the agreement of merger contained within this Agreement be submitted to the stockholders of the Company for their approval at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the outstanding Company Common Stock as of the record date for the Company Stockholders Meeting (as hereinafter defined) (the "REQUIRED COMPANY VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt the agreement of merger contained within this Agreement and approve the transactions contemplated hereby, including the Merger.

            3.4. SEC Reports; Financial Statements. (a) The Company has timely filed all required forms, reports and documents with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. No subsidiary of the Company has filed, or is required to file, any form, report or other document with the SEC. The Company has heretofore (x) delivered or made available to Parent all correspondence with the SEC since January 1, 1999 and prior to the date hereof and (y) made available to Parent in the form filed with the SEC (including any amendments thereto) (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1998, 1999 and 2000; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999 and prior to the date hereof; and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1999 and prior to the date hereof (the forms, reports and documents referred to in clauses (y) (i), (ii) and (iii) are collectively referred to herein as the "COMPANY SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements, exhibits or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with U.S. generally accepted accounting principles applied on a consistent basis ("GAAP") (except as specifically indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been, and will not be, material in amount). The Company has furnished Parent with its good faith estimate, as of the date hereof, of aggregate orders and revenues for the quarter ending December 31, 2001.

            3.5. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether accrued, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) liabilities or obligations reflected in the financial statements in the Company SEC Reports filed prior to the date hereof, including liabilities or obligations adequately provided for or fully disclosed in the Company's unaudited balance sheet (including the notes thereto) included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001 (the "SEPTEMBER 30 BALANCE SHEET"), (b) liabilities or obligations incurred since September 30, 2001 and prior to the date hereof in the ordinary course of business consistent with past practice, and since September 30, 2001 which have not had, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company and (c) liabilities or obligations (of a type and in amounts consistent with those set forth on Section
3.5 of the Company Disclosure Schedule) incurred in connection with the transactions contemplated hereby (including the liabilities described in Section 3.23). Section 3.5 of the Company Disclosure Schedule sets forth each of the Company's liabilities and obligations of any nature as of the date hereof, whether accrued, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP, which liability or obligation (x) if incurred on or before September 30, 2001, is or may be in an individual amount greater than five hundred thousand U.S. dollars (US$500,000) or (y) if incurred after September 30, 2001 and on or before the date hereof, is or may be in an individual amount greater than one hundred thousand U.S. dollars (US$100,000).

            3.6. Absence of Changes. Except as and to the extent publicly disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2000 (the "AUDIT DATE") and prior to the date hereof, the Company and its subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been from the Audit Date through the date hereof:

            (a) any event, occurrence or development which has had, or would have, individually or in the aggregate, a Material Adverse Effect on the Company;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any securities of the Company or of any of its subsidiaries;

            (c) any amendment of (or agreement to amend) any term of any outstanding security of the Company or of any subsidiary of the Company;

            (d) (i) any incurrence or assumption (or agreement to incur or assume) by the Company or any subsidiary of the Company of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) liability (whether directly, contingently or otherwise) by the Company or any subsidiary of the Company for the obligations of any other person (other than any wholly owned subsidiary of the Company);

            (e) any creation or assumption by the Company or any subsidiary of the Company of any Lien on any material asset of the Company or any subsidiary of the Company other than in the ordinary course of business consistent with past practice;

            (f) any making or cancellation of (or agreement to make or cancel) any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary of the Company other than loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company;

            (g) (i) any contract or agreement entered into by the Company or any subsidiary of the Company relating to any material acquisition or disposition of any assets or business or (ii) any material modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee);

            (h) any change in any method of accounting or accounting principles or practice by the Company or any subsidiary of the Company, except for any such change required by reason of a change of Law or in GAAP;

            (i) any (i) grant of (or agreement to grant) any severance or termination payment; (ii) entering into of (or agreement to enter into) any employment, deferred compensation, change in control, severance, retention, consulting, indemnification, release or other agreement (or any amendment to any such existing agreement or arrangement); (iii) increase in (or agreement to increase) any compensation or benefits payable or to become payable under (A) any severance or termination pay or benefit plans or policies or (B) employment, deferred compensation, retention, consulting, change in control or severance agreements or arrangements; (iv) grant of (or agreement to increase) any bonus or similar payment (annual or otherwise, and whether or not consistent with past practice) other than in the ordinary course of business and as specified in
Section 3.6(i) of the Company Disclosure Schedule (which Section 3.6(i) sets forth (x) in the case of officer, director or consultant grantees, the identity of the grantee, the amount of such bonus or similar payment, and the material conditions upon which such bonus or similar payment is payable and (y) in the case of other grantees, the aggregate amount of such bonuses and similar payments); or (v) increase in (or agreement to increase) any compensation or benefits

(other than as referred to in clause (iv)), in the case of each of clauses (i) through (v) to or with any current or former director, officer, employee or consultant of or to the Company or any of its subsidiaries other than, in the case of clause (v) only, increases prior to the date hereof in annual salary or wage rates payable to employees of the Company or any of its subsidiaries (other than officers, directors or employees with employment agreements referred to in
Section 3.18(a) of the Company Disclosure Schedule) that have been granted in the ordinary course of business consistent with past practice (in which course of business consistent with past practice such increases do not exceed 4 percent) and at regularly scheduled times; or

            (j) any new material Tax election or revocation of a previous material Tax election by the Company or any subsidiary of the Company, any settlement or compromise of any Tax Liability of the Company or any subsidiary of the Company, or change (or request to any taxing authority to change) any aspect of the method of accounting for Tax purposes employed by the Company or any subsidiary of the Company.

            3.7. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement (the "SHARE ISSUANCE") pursuant to the Merger (the "S-4") at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the joint proxy statement relating to the Company Stockholder Meeting (as hereinafter defined) and the Parent Stockholder Meeting (as hereinafter defined) to be held in connection with the Merger and the Share Issuance (the "PROXY STATEMENT") will, at the date mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger or the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholder Meeting, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

            3.8. Consents and Approvals; No Violations. (a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the NASD Regulation, Inc. (the "NASD"), the Securities Act, the Exchange Act, state securities or "blue sky" Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and other national merger control laws or foreign investment regulations, and the filing of the Certificate of Merger as required by the DGCL (collectively, the "COMPANY REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any supranational, national, state, municipal or local court or tribunal or administrative, governmental, quasi-governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this

Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or certificate of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the loss of any material benefit, or the creation of any Lien) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "COMPANY AGREEMENTS") or (iii) violate any Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of each of clauses (ii) and (iii) for any violations, breaches or defaults which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Section 3.8 of the Company Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained under the Company Agreements in connection with the consummation of the transactions contemplated by this Agreement.

            3.9. No Default. Except to the extent disclosed by the Company in
Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation in any material respect of any term of (i) its articles or certificate of incorporation, bylaws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other material agreement to which it is a party or by which it is bound, or (iii) any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the case of each of clauses (ii) and (iii) above, for violations which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            3.10. Real Property. (a) Neither the Company nor any of its subsidiaries owns any real property.

            (b) Section 3.10 of the Company Disclosure Schedule sets forth all leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its subsidiaries uses, occupies or sublets or has the right to use, occupy or sublet now or in the future, any real property. The Company has heretofore delivered or made available to Parent true, correct and complete copies of all Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder). Each Real Property Lease constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. All rent and other sums and charges payable by the Company and its subsidiaries as tenants, or payable to the Company or any of its subsidiaries as sublessor, under each Real Property Lease are current, no termination event or condition or uncured default of a material nature on the part of the Company or any such subsidiary of the Company or, to the Company's knowledge, the landlord or the sublessee, as the case may be, exists under any Real Property Lease. Each of the Company and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Liens for Taxes and general and special assessments not in default and payable without penalty and material interest and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

            (c) No party to any Real Property Lease has given notice to the Company or any of its subsidiaries of or made a claim against the Company or any of its subsidiaries to the Company or any of its subsidiaries with respect to any material breach or default thereunder and the Company has no knowledge of any such claim.

            3.11. Litigation. (a) Except as and to the extent disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.11(a) of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets.

            (b) Except to the extent disclosed in Section 3.11(b) of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets that (i) if decided adversely to the Company would have, individually or in the aggregate, a Material Adverse Effect on the Company or (ii) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section
3.11 of the Company Disclosure Schedule, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which has, or would have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (c) The Company has prior to the date hereof fully and accurately disclosed (or caused its outside counsel to disclose) to Parent's General Counsel, Deputy General Counsel or outside counsel, all facts and information relating to the Cadence Litigation (as defined in Section 9.11(e)) and the acts or omissions that are the subject of such Litigation, that in each case could reasonably be expected to have a bearing on the outcome (or on a reasonable evaluation of the outcome) of such Litigation, to the extent such information is known as of the date hereof to any of the persons listed in Section 3.11(c)(i) to the Company Disclosure Schedule, other than facts and information that, individually and in the aggregate, would not reasonably be expected to have a material bearing on the outcome (or on a reasonable evaluation of the outcome) of the Cadence Litigation. Without limiting the foregoing, the facts and information not disclosed by the Company to Parent by reason of any joint defense agreement referred to in Section 3.11(c)(ii) of the Company Disclosure Schedule or any court-ordered protective order are not inconsistent in any material respect with the facts and information that have been disclosed by the Company to Parent.

            3.12. Company Permits; Compliance with Applicable Laws. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except for violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

            3.13. Employee Benefit Plans; ERISA. (a) Neither the Company nor any of its subsidiaries maintains or contributes to, or has any material obligation to contribute to, or has or may have any liability, direct or indirect, contingent or otherwise (including, without limitation, a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) under or with respect to, any employment, consulting, severance, termination, retirement, profit sharing, bonus, incentive or deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or bonus, pension, stock option, restricted stock or other equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, other welfare fringe benefit or other employee compensation or benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") providing benefits to any current or former employee, consultant or director of the Company or any of its subsidiaries or any current or former employee, consultant or director of any entity with respect to which the Company or its subsidiaries is a successor (collectively the "COMPANY BENEFIT PLANS"). True and complete copies of each Company Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications), the two most recent annual reports on Form 5500 (including all exhibits and attachments thereto), the two most recent actual reports and the two most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent. Neither the Company nor any of its subsidiaries has made any plan or commitment, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would increase the compensation or benefits provided to any employee or former employee, consultant or director of the Company or any subsidiary of the Company. Since the Audit Date there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan.

            (b) With respect to each Company Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code or under any law or regulation of any foreign jurisdiction or Regulatory Agency, such plan so qualifies, its trusts (if any) are exempt from taxation under Section 501(a) of the Code (or the comparable provisions of any law or regulation of any foreign jurisdiction or Regulatory Agency) and the consummation of the transaction contemplated hereby will not adversely affect such qualification or exemption;
(ii) it has been operated and administered in material compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no pending or threatened claims against, by or on behalf of any Company Benefit Plans or the assets, fiduciaries or administrators thereof (other than routine claims for benefits); (iv) no breaches of fiduciary duty under which the Company or a fiduciary could reasonably be expected to incur a material liability have occurred; (v) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred; (vi) no Lien imposed under the Code, ERISA or any foreign law exists; and (vii) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the Company's consolidated financial statements.

            (c) Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or any foreign law or regulation relating to employee benefit plans (including, without limitation, Section 406, 409, 502(i), 502(l), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of the Code), or under any agreement, instrument, statute, rule or legal requirement pursuant to or under which the Company or any of its subsidiaries or any Company Benefit Plan has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such legal requirement, and to the knowledge of the Company, no event, transaction or condition has occurred, exists or is expected to occur which could result in any such material liability to the Company, any of its subsidiaries or, after the Closing, to Parent.

            (d) The Company and each of its subsidiaries has complied in all material respects with, and each such Company Benefit Plan conforms in all material respects in operation and form to, all applicable legal requirements, including, but not limited to, ERISA, the Code and all applicable U.S. and non-U.S. securities laws and regulations.

            (e) With respect to each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) as to which either the Company or any subsidiary of the Company may incur any liability under, or which is subject to,
Section 302 or Title IV of ERISA or Section 412 of the Code:

            (i) no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code);

            (ii) no such plan has been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of either the Company or any subsidiary of the Company under Title IV of ERISA;

            (iii) no complete or partial withdrawal from such plan has been made by the Company or any subsidiary of the Company, or by any other person, so as to result in any material liability to the Company or any subsidiary of the Company, whether such liability is contingent or otherwise;

            (iv) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such plan or to appoint a trustee for any such plan;

            (v) no condition or event currently exists or currently is expected to occur that could result, directly or indirectly, in any material liability of the Company or any subsidiary of the Company under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of any such plan;

            (vi) if any such plan were to be terminated as of the Closing Date or if any person were to withdraw from such plan, neither the Company nor any subsidiary of the Company would incur, directly or indirectly, any material liability under Title IV of ERISA;

            (vii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan, nor has notice of any such event or similar notice to any foreign Regulatory Agency been required to be filed for any Company Benefit Plan within the past 12 months nor will any such notice be required to be filed as a result of the transactions contemplated by this Agreement;

            (viii) no such plan has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code, respectively), whether or not waived, and neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and

            (ix) the transactions contemplated hereby will not result in any event described in section 4062(e) of ERISA.

            (f) With respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), neither the Company nor any subsidiary of the Company has any material obligations to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of the Company or any of its subsidiaries beyond their termination of employment or service, other than as required under Section 4980B of the Code, and each such Company Benefit Plan may be amended or terminated at any time without incurring material liability thereunder. There has been no communication to any employee, consultant or director of the Company or any subsidiary of the Company that would reasonably be expected to promise or guarantee any such retiree health or life insurance or other retiree death benefits on a permanent basis.

            (g) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will (i) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries or any group of such employees, consultants or directors to any payment; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code, or any other provision of the Code or any similar foreign law or regulation.

            (h) Under each Company Benefit Plan which is a single-employer plan and any foreign plan that is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA or, with respect to any foreign plan, as determined under any equivalent law or practice (in each case as determined on the basis of the actuarial assumptions contained in Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

            (i) Neither the Company nor any of its subsidiaries maintains any plan, agreement or arrangement, formal or informal, that provides, in the case of any such formal plan, agreement or arrangement, benefits or, in the case of any such informal plan, agreement or arrangement, material benefits in the nature of severance or has outstanding any liabilities with respect to any severance benefits available under any formal plan, agreement or arrangement or material severance benefits available under any informal plan, agreement or arrangement.

            (j) Neither the Company nor any subsidiary of the Company has any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) relating to any insurance contract held under or purchased to fund a Company Benefit Plan, the issuer of which is or was insolvent or in reorganization or the payments under which were suspended.

            (k) Section 3.13(k) of the Company Disclosure Schedule sets forth any and all indebtedness in excess of fifty thousand U.S. dollars (US$50,000) owed by any current or former employee, consultant or director to the Company or any subsidiary of the Company.

            (l) No Company Benefit Plan, nor the Company or any subsidiary of the Company with respect to any Company Benefit Plan, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency or any foreign Regulatory Agency, nor is any such audit or investigation pending or, to the knowledge of the Company, threatened.

            (m) All liabilities with respect to any current or former employee, consultant or director of the Company or any subsidiary of the Company or any affiliate of any member thereof, whether contingent or otherwise, that Parent will assume by reason of this Agreement or by operation of law are accurately reflected on the Company's latest audited financial statements.

            (n) Except for the Company Option Plans, the Company Stock Purchase Plans and as set forth in Section 3.13(n) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company maintains any plan, program or arrangement or is a party to any contract that provides any material benefits or provides for material payments to any Person in, based on or measured by the value of, any equity security of, or interest in, the Company or any subsidiary of the Company.

            (o) The Company has provided to Parent a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of the date hereof, holds (i) any option to purchase any shares of Company Common Stock or commitments for future options, together with the number of shares of Company Common Stock subject to each such option, the exercise price per share under each such option, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code, and the expiration date of each such option, (ii) any shares of Company Common Stock that are unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the shareholders' employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting and (iii) any other award or right (including share units or stock appreciate rights), directly or indirectly, to receive Company Common Stock (or any other unit of Company equity) or any amount payable by reference to Company Common Stock (or any other unit of Company equity), together with the number of shares of Company Common Stock (or any other unity of Company equity) subject to such right.

            (p) Except as set forth in Section 3.13(p) of the Company Disclosure Schedule, there are no material liabilities, whether contingent or absolute, of the Company or any of its subsidiaries relating to workers' compensation benefits that are not fully insured against by a bona fide third-party insurance carrier.

            (q) With respect to each Company Benefit Plan and with respect to each state workers' compensation arrangement, that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under such insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material liability of the Company or its Subsidiaries under any such insurance policy, fund or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring prior to the Closing Date.

            3.14. Labor Matters.

            (a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreements, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

            (b) Neither the Company nor any of its subsidiaries has violated any statute, law, ordinance, rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except for any violations which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, in the three years prior to the date hereof, neither the Company nor any of its subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or any similar state, local or foreign law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its subsidiaries or (ii) a "mass layoff" (as defined in the WARN Act, or any similar state, local or foreign law) affecting any site of employment or facility of the Company or any of its subsidiaries.

            (d) The Company has entered into agreements relating to employment, consulting, severance, personal services, product design or development or non-competition contracts with each of the persons listed in Section 3.14(d) of the Company Disclosure Schedule, giving effect to the arrangements set forth therein and in a form previously furnished to Parent, effective as of the Effective Time.

            3.15. Environmental Matters. (a) For purposes of this Agreement:

            (i) "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical structures and improvements thereon.

            (ii) "ENVIRONMENTAL COSTS AND LIABILITIES" mean any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation, monitoring, remediation or other response action) pursuant to any Environmental Law or arising from the Environment, Hazardous Substances or a Release.

            (iii) "ENVIRONMENTAL LAW" means any law (including without limitation common law), statute, code, order, judgment, decision, rule, regulation, standard, or requirement

            (iv) of any Governmental Entity, or any binding agreement with any Governmental Entity, relating to: (a) the Environment, including, without limitation, pollution, contamination, cleanup, preservation, protection, or reclamation of the Environment; (b) public or employee health or safety; (c) any Release, including without limitation notification, investigation, monitoring, or remediation of or other response to a Release; or (d) the handling, use, manufacture, distribution, treatment, storage, disposal, or recycling of or exposure to Hazardous Substances.

            (v) "HAZARDOUS SUBSTANCE" means any pollutant, hazardous contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing-material, polychlorinated biphenyls, or industrial, toxic, radioactive, infectious, disease-causing or hazardous substance, waste or agent.

            (vi) "PROCEEDING" means any order, decree, judgment, agreement, claim, citation, complaint, inspection, investigation, notice, arbitration or other proceeding.

            (vii) "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or other release of any Hazardous Substance, at, in, on, into or onto the Environment

            (b) Except as have not had or would not have, individually or in the aggregate, a Material Adverse Effect on the Company:

            (i) The operations of the Company and its subsidiaries are, have been and, as of the Closing Date, will be, in compliance with all Environmental Laws and all Company Permits issued under Environmental Laws, and the Company is not aware of any facts, circumstances or conditions which would prevent the operations of the Company and its subsidiaries from continued compliance in the future with all Environmental Laws and Company Permits issued under such Laws.

            (ii) The Company and its subsidiaries have obtained and will, as of the Closing Date, maintain all Company Permits required under applicable Environmental Laws for the continued operations of their respective businesses and will, as of the Closing Date, have filed all applications and related documents required to obtain the extension or renewal of all such Company Permits.

            (iii) There have been no Proceedings against the Company or its subsidiaries relating to either their current or former operations alleging any violation of Environmental Law or of any Company Permit issued under any Environmental Law or seeking to impose Environmental Costs and Liabilities except for any violations which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company and its subsidiaries, no such Proceeding has been threatened.

            (iv) To the Company's knowledge, there has been no Release, whether on-site or off-site, that has subjected, or is reasonably anticipated to subject, the Company or its subsidiaries to a notification or reporting requirement under any Environmental Law or to any Environmental Costs and Liabilities.

            (v) To the Company's knowledge, there has been no disposal of Hazardous Substances at, in, on or under any of the properties currently or previously owned or operated by the Company or its subsidiaries, and no storage or use of Hazardous Substances at these properties.

            (vi) There is not now, nor to the Company's knowledge, has there been in the past, on or in any current or former property owned or operated by the Company or its subsidiaries any asbestos, asbestos-containing material, polychlorinated biphenyls, or underground storage tanks.

            (c) The Company has provided Parent with copies of all assessments, audits, investigations, and sampling or similar reports relating to the Environment, Hazardous Substances, Environmental Laws or any Release, to the extent applicable to the current or former operations of the Company or its subsidiaries and to the extent in the possession or control of the Company.

            3.16. Taxes. (a) The Company and each subsidiary of the Company have timely filed (taking into account all available extensions) all Tax Returns concerning Taxes (or such Tax Returns have been filed on behalf of the Company or subsidiary of the Company, as the case may be) required to be filed by applicable Law and have paid all amounts due in respect of Taxes (whether or not actually shown on such Tax Returns); all such Tax Returns are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such Tax Returns by applicable Law.

            (b) The amount of the Company's and its subsidiaries' liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as shown in the most recent financial statements contained in the Company SEC Reports filed prior to the date hereof. For these purposes "liability for unpaid Taxes" shall include Taxes, penalties, interest, fines, deficiencies, assessments and governmental charges (including, without limitation, all Taxes that the Company or a subsidiary of the Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties) relating to periods covered by the Company SEC Reports filed prior to the date hereof. The current liability accruals do not include any Taxes other than those imposed by U.S. federal, state, or local government or any agency or political subdivision of such government. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule, as of the date hereof, there is no proposed liability for any material Tax to be imposed upon the Company or any of its subsidiaries for the most recently ended period and all prior periods for which there is not an adequate reserve.

            (c) No claim has ever been made by any authority in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (d) No Liens for Taxes exist with respect to any asset of the Company or any subsidiary of the Company, except for statutory liens for Tax not yet due.

            (e) No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any subsidiary of the Company in writing by any Tax authority. Except as set forth on Section 3.16(e) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company has received any written or oral notice from any Tax authority of any examinations, audits or litigation involving Taxes, or of any proposed assessments or adjustments regarding Taxes. Except as set forth on Section 3.16(e) of the Company Disclosure Schedule, there are and have been no examinations, audits or litigation involving Taxes involving the Company or any subsidiary of the Company. As of the date hereof, neither the Company nor any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or Tax Returns; and the period during which any assessment against the Company or any of the subsidiaries may be made by the United States Internal Revenue Service (the "IRS") or other appropriate taxing authority has expired or will expire without waiver or extension of any such period for each such authority.

            (f) There are no agreements relating to allocating or sharing of Taxes of which the Company or any of its subsidiaries is a party. Neither the Company nor any of its subsidiaries is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) or is a party to any agreement providing for payments by the Company or any of its subsidiaries with respect to any amount of Taxes.

            (g) Neither the Company nor any subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code. Neither the Company nor any of its subsidiaries is or has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code and the Company is not required to withhold tax on the purchase of the Company by reason of section 1445 of the Code. Neither the Company nor any of its subsidiaries has agreed to nor is it required to make, any adjustment under Code section 481(a) by reason of a change in accounting method or otherwise.

            (h) Neither the Company nor any subsidiary of the Company has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Company or a subsidiary may be subject, other than the affiliated group of which the Company is the common Parent.

            (i) The Company has made available to Parent true and complete copies of all Tax Returns of the Company and its subsidiaries for tax years beginning on or after January 1, 1997. No audit reports have been issued since 1991 (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of the Company or any subsidiary of the Company. Section 3.16(i) of the Company Disclosure Schedule lists (i) all material Tax Returns filed by the Company for all years beginning on or after January 1, 1997 and indicates whether each such Tax Return has been examined by and settled with the IRS or other appropriate taxing authority and (ii) any material Tax Returns for all years beginning before January 1, 1997 to the extent the statute of limitations with respect to such Tax Return has not expired.

            (j) INTENTIONALLY OMITTED.

            (k) No elections under section 338 of the Code have been made by or in respect of the Company or any of its subsidiaries.

            (l) Neither the Company nor any of its subsidiaries previously elected to be treated as an S Corporation under section 1361 of the Code.

            (m) Section 3.16(m) of the Company Disclosure Schedule lists all transactions in which the Company or any of its subsidiaries acquired substantially all of the assets relating to a business or acquired more than 50 percent of the stock or other equity interests of any entity (including but not limited to a profits or capital interest of a limited liability company or partnership); provided that such list of transactions does not include transactions where the purchase price was less than one million U.S. dollars (US$1,000,000) (whether such consideration was delivered in cash or other property).

            (n) For purposes of this Agreement:

            (A) "TAXES" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States federal income taxes and state income Taxes), payroll and employee withholding taxes, unemployment insurance, social security, ad valorem taxes, sales and use taxes, excise taxes, environmental taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, gift taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation premiums, Pension Benefit Guaranty Corporation premiums and other obligations of the same or of a similar nature, whether arising before, on or after the Closing Date.

            (B) "TAX RETURNS" means a report, estimate, declaration of estimated taxes, information statement or return or other information (including any amendments) required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries and information returns or reports with respect to backup withholding and other payments to third parties.

            3.17. Absence of Questionable Payments. Neither the Company nor any of its subsidiaries nor, any director, officer, agent, employee, consultant or other person acting on behalf of the Company or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its subsidiaries nor, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

            3.18. Company Contracts. (a) The Company has heretofore made available to Parent true, correct and complete copies of (or, in the case of oral contracts, summaries of) each of the following which exists as of the date hereof (including all amendments, modifications and supplements thereto to which the Company or any of its subsidiaries is a party), and which either (x) is in effect (or contains provisions that remain in effect) as of the date hereof or (y) will come into effect (or give rise to actual or contingent obligations that may come into effect) pursuant to its terms after the date hereof: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts other than employment agreements and offer letters terminable in each case at will (or on not more than 30 days' notice) and without consideration, including any contract to which the Company or any of its subsidiaries is a party involving employees of the Company; (ii) agreements with non-employees with respect to the provision of services by the Company or its subsidiaries or the manufacture, licensing, rental, sale or distribution of the Company's products, including without limitation, distribution agreements, franchise agreements, original equipment manufacturer agreements, end user licenses granted by the Company, volume purchase agreements, software licenses granted by the Company, material software licenses granted to the Company, reseller agreements, service agreements granted by the Company, research and development agreements, joint sales agreements, territory arrangements, franchise, product development, commission or agency agreements with non-employees, sales representative agreements with non-employees, conditional sales contracts, and other agreements with non-employees involving the payment of commissions or other consideration or providing for discounts with respect to the provision of services by the Company or its subsidiaries or the manufacture, licensing, rental, sale or distribution of the Company's products; (iii) joint development agreements with non-employees, cooperative development agreements, technical development agreements, joint marketing agreements, cooperative marketing agreements, interoperability agreements and agreements with subcontractors related to the development, maintenance or quality assurance testing of the Company's products; (iv) all agreements, including employee and severance agreements, that either have change of control or similar provisions or otherwise have benefits or payment provisions that would be triggered by the Mergers or the consummation of the transactions contemplated hereby; (v) contracts granting a right of first refusal or first negotiation with regard to a sale of any assets of the Company or any of its subsidiaries; (vi) subscription, shareholder, voting, release, indemnification, partnership or joint venture agreements other than those entered into solely between the Company and one or more wholly-owned subsidiaries thereof; (vii) agreements for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1998 or, if prior to that date, having representations, warranties or indemnities that remain in effect or as to which claims are pending or pursuant to which the Company retains any payment obligations (including contingent payment obligations); (viii) contracts or agreements with any Governmental Entity; (ix) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing material indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which material indebtedness for borrowed money may be incurred; (x) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (xi) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect the Company or any of its subsidiaries against fluctuations in interest rates, currency exchange rates or the prices of certain commodities and raw materials; (xii) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (xiii) agreements with respect to the settlement of any suits, claims, actions, proceedings or investigations against the Company or any of its subsidiaries or any of their respective properties or assets (except for those agreements or portions thereof which are the subject of confidentiality arrangements that would prevent their disclosure in accordance herewith and are so designated in Section 3.18(a) of the Company Disclosure Schedule), (xiv) agreements granting a security interest in respect of any assets of the Company to any third party; and (xv) commitments and agreements to enter into any of the foregoing (collectively, the "COMPANY CONTRACTS"); provided that the Company has not so made available Ordinary Course Customer Contracts (as defined below).
Section 3.18(a) of the Company Disclosure Schedule sets forth (1) a list of all Company Contracts other than Ordinary Course Customer Contracts and (2) a list of the Company's (and its subsidiaries') counterparties with respect to the Ordinary Course Customer Contracts.

            (b) Each of the Company Contracts constitutes the valid and legally binding obligation of the Company or one or more of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no default under any Company Contract so listed either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the Company's knowledge, any other party, except for defaults which do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (c) No party to any Company Contract has given notice to the Company or any subsidiary thereof of or made a claim against the Company or any subsidiary thereof to the Company or any subsidiary thereof with respect to any material breach or default thereunder.

            (d) Section 3.18(d) to the Company Disclosure Schedule sets forth
(i) a list of all entities who have entered into a distribution agreement with the Company or any subsidiary thereof, or any other Company Contract that provides for the rendering of distribution services to the Company or any subsidiary thereof, (or who perform such services and have not entered into such a Company Contract), other than contracts or agreements solely between the Company or any wholly-owned subsidiary of the Company and one or more wholly-owned subsidiaries of the Company and (ii) the percentage of such entity's capital stock, and any other security of or investment in such entity, held or owned, beneficially or of record, by the Company or any subsidiary thereof.

            (e) "ORDINARY COURSE CUSTOMER CONTRACT" shall mean any Company Contract entered into by the Company or any subsidiary thereof for the sale, license, rental or manufacture of products, or provision of services, by the Company or any of its subsidiaries to or for any person, other than (i) any such agreement involving aggregate consideration in excess of one million U.S. dollars (US$ 1,000,000) payable in either calendar year 2000 or calendar year 2001 and (ii) any agreement between the Company or any of its subsidiaries and any person whereby such person acts as a distributor or reseller of the Company and its subsidiaries' products or services.

            (f) The Company has provided English translations of the Company Contracts listed on Section 3.18(f) of the Company Disclosure Schedule.

            3.19. Insurance Matters. Section 3.19 of the Company Disclosure Schedule sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company or any of its subsidiaries which policies have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its subsidiaries of a scope and coverage consistent with customary industry practice.

            3.20. Intellectual Property.

            (a) (i) Section 3.20(a)(i) of the Company Disclosure Schedule sets forth a list of the following categories of Company Owned Intellectual Property together with a separate list specifying any Company Owned Intellectual Property in any such category that is owned by any subsidiary of the Company that is not a wholly-owned subsidiary thereof (and with respect to any such Company Owned Intellectual Property, the identity of such non-wholly-owned subsidiary that owns it): (A) Trademarks; (B) Patents (including issued and applications therefor); (C) registered Copyrights; (D) Software (other than commercial "shrink wrap" software and those that are in development and alpha or beta tests); and (E) Network Identifiers; and in each case listing, as applicable, the registration number, and in the case of a registration, the registered owner, and the jurisdiction of registration; and

            (ii) Section 3.20(a)(ii) of the Company Disclosure Schedule sets forth a complete and correct list of: (A) all agreements under which the Company or any of its subsidiaries use, have access to or exercise any other rights with regard to Company Licensed Intellectual Property, other than those agreements for Company Licensed Intellectual Property that is commercial "shrink wrap" software or publicly available "shareware" or "freeware" software and (B) all agreements under which the Company or any of its subsidiaries has licensed to others, or has been granted a license or otherwise afforded, the right to access or use Company Intellectual Property or exercise any other rights with regard thereto; in each case, specifying the parties to the agreement, the Intellectual Property that is licensed, and whether the license is exclusive or non-exclusive.

            (b) The Company and its subsidiaries (x) own, or license or otherwise possess full, legally enforceable rights to use, all Intellectual Property that the Company or any of its subsidiaries uses or holds for use, or intends to use, in connection with its respective business, or that is material or necessary to its respective business, in each case, as such business currently is conducted or as is proposed to be conducted, free and clear of conditions, adverse claims or Liens, and (y) have not, since January 1, 1996, transferred any Intellectual Property that prior to such transfer constituted Company Owned Intellectual Property, or transferred ownership of any Intellectual Property that was developed by the Company or any of its subsidiaries after such date and is currently incorporated in any of the products of the Company or any of its subsidiaries, to any person other than a wholly-owned subsidiary of the Company.

            (c) The Company and its subsidiaries have taken all reasonable and appropriate steps when deemed necessary in the Company's reasonable discretion to register all registrable Company Intellectual Property, other than Copyrights, with the applicable authorities in the United States, Japan, China, Korea, Canada, EU, India, Russian Federation, Turkey, Singapore, Benelux, Germany, Hong Kong, Italy, Taiwan, France, UK, Australia, Switzerland,

Israel, Norway, Egypt, South Africa (in the case of Trademarks) and United States, European Patent Office, Japan, Hong Kong, Canada and Patent Cooperation Treaty countries (in the case of Patents), and all registrations for the Company Owned Intellectual Property, including for Patents and Trademarks, are registered in the name of the Company or its subsidiaries, as the case may be, and are subsisting.

            (d) The Company and its subsidiaries generally secures valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Company Owned Intellectual Property of the rights to such contributions that the Company or its subsidiaries do not already own by operation of law.

            (e) The Company and its subsidiaries have taken reasonable and appropriate steps to protect and preserve the confidentiality of all of the Trade Secrets that comprise any part of Company Intellectual Property.

            (f) Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, there is no pending (or, to the knowledge of the Company and its subsidiaries, threatened) assertion or claim: (i) challenging the validity, enforceability, scope or effectiveness of, or contesting the Company's or any of its subsidiaries' rights with respect to, any Company Owned Intellectual Property, or (ii) challenging the Company's or any of its subsidiaries' rights to use any Company Licensed Intellectual Property or the enforceability of any agreements or arrangements relating thereto.

            (g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries: (i) is a party to any suit, action or proceeding which involves a claim of infringement, breach or misappropriation of any Intellectual Property of any person; or (ii) has brought any action, suit or proceeding against any person for infringement or misappropriation of, or breach of any license or agreement involving, any Company Intellectual Property.

            (h) Neither Company Intellectual Property nor the use or other exploitation thereof by the Company or any of its subsidiaries (or any consultant, contractor or employee of the Company or any of its subsidiaries who contributes to or has contributed to or participated in the creation or development of Company Intellectual Property), nor the Company's or any of its subsidiaries' sale or provision of, or any other exercise of rights in respect of, any products or services of the Company or its subsidiaries that heretofore have been or currently are exploited by the Company or its subsidiaries, infringes on, misappropriates, breaches or violates the rights in Intellectual Property of any person, except for such infringements, misappropriations, breaches or violations that do not have, and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (i) Neither the Company nor any of its subsidiaries has given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to Company Intellectual Property; neither the Company nor any of its subsidiaries, nor, to the knowledge of Company and its subsidiaries, any other party is currently in default with regard to any agreement relating to Company Intellectual Property, and there exists no condition or event (including, without limitation, the execution, delivery and performance of this Agreement) which, with the giving of notice or the lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any agreement relating to Company Intellectual Property, or would give any person any rights of termination, cancellation, acceleration of any performance under any such agreement or result in the creation or imposition of any Lien.

            (j) To the Company's and each of its subsidiaries' knowledge, there are no unauthorized uses, disclosures, infringements, or misappropriations by any person of any Company Intellectual Property. Other than in license agreements granting certain Company Owned Intellectual Property rights, neither the Company nor any of its subsidiaries has entered into (i) any agreement to indemnify any other person against any charge of infringement, breach or misappropriation of any person's rights in Intellectual Property or (ii) any agreement granting any person the right to bring infringement or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any Company Owned Intellectual Property.

            (k) To the Company's and each of its subsidiaries' knowledge, all use, disclosure or appropriation of confidential and/or proprietary information not owned by the Company or its subsidiaries in the course of conducting their respective businesses has been pursuant to the terms of a written agreement between the Company or its subsidiaries and the owner of such confidential and/or proprietary information, or is otherwise lawful.

            (l) No person other than the Company, its subsidiaries, and third parties authorized to hold source codes pursuant to an escrow or other agreement, possesses any current or contingent rights to, or otherwise uses, any computer software source code that is part of Company Owned Intellectual Property. Section 3.20(l) of the Company Disclosure Schedule sets forth a complete and correct list of all such escrow and other agreements.

            (m) All Software contained within the Company Owned Intellectual Property performs in all material respects in accordance with the specifications and other documentation included therein or applicable thereto issued by the Company.

            (n) As used in this Agreement:

            "INTELLECTUAL PROPERTY" " means any and all intellectual property or proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to:
(i) trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, trade names, brand names, corporate names, assumed names and business names ("TRADEMARKS") "; (ii) issued patents and pending patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights ("PATENTS") "; inventions, invention disclosures, discoveries and improvements, whether patentable or not; (iii) works of authorship, whether or not copyrightable, copyrights, copyright registrations and pending copyright registration applications and mask works ("COPYRIGHTS") "; (iv) trade secrets (including, but not limited to, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any person ( "TRADE SECRETS") " ; (v) computer software and firmware, data files, source and object codes, user interfaces, manuals, databases and other specifications and documentation ("SOFTWARE") "; (vi); all internet protocol addresses and networks, including without limitation, DNS domain names, internet e-mail addresses, world wide web (www) and http addresses, network names, network addresses, (such as IPv4) and services (such as mail or website) whether or not used or currently in service, and any registrations relating thereto ("NETWORK IDENTIFIERS") "; (vii) claims, causes of action or defenses relating to the enforcement of any of the foregoing; and (viii) goodwill associated with the foregoing.

            "COMPANY INTELLECTUAL PROPERTY" means any and all Intellectual Property that is being used or held for use, or is currently under development for use or is intended to be used, in the business of the Company or its subsidiaries, as such businesses currently are or are anticipated to be (from the date hereof through and including the Closing Date) conducted.

            "COMPANY LICENSED INTELLECTUAL PROPERTY" means all Company Intellectual Property other than Company Owned Intellectual Property.

            "COMPANY OWNED INTELLECTUAL PROPERTY" means all Company Intellectual Property that is owned by the Company or its subsidiaries.

            3.21. Interested Party Transactions. Except as set forth in the Company SEC Reports filed prior to the date hereof, no event has occurred since January 1, 1998 that would be required to be reported by the Company as a "Certain Relationship" or "Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC; provided that for these purposes the definitions of "Certain Relationship" and "Related Transaction" shall be considered without regard to the minimum dollar threshold applicable for purposes of such Item 404. The Company has disclosed in Section 3.21 of the Company Disclosure Schedule all agreements that have been entered into by and between the Company or any of its subsidiaries and any Company subsidiary or affiliate.

            3.22. Opinion of Company Financial Advisor. Salomon Smith Barney Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of Shares from a financial point of view (a true and correct copy of which has been or will promptly be furnished to Parent), and such opinion has not been withdrawn or modified as of the date hereof.

            3.23. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company), is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates. A true, correct and complete copy of the engagement agreement with the Company Financial Advisor has been delivered to the Parent.

            3.24. Tax Treatment. Neither the Company nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

            3.25. Takeover Statutes, etc. The Company Board has approved, for purposes of Section 203 of the DGCL, this Agreement and the transactions contemplated hereby and the execution, delivery and performance of the Voting Agreement. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover Laws and regulations (collectively, "TAKEOVER STATUTES") of the State of Delaware. To the extent that the Takeover Statues of any state other than the State of Delaware purport to apply to this Agreement or the Voting Agreement or the transactions contemplated hereby or thereby, and to the fullest extent of its respective powers, the Company Board has passed a resolution, and the Company has taken all necessary steps, to exempt this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby from such Takeover Statutes.

            3.26. Amendment to the Company Rights Agreement. The Company Board has irrevocably taken all necessary action with respect to the Company Rights Agreement (including any amendment thereof) so that (a) none of the execution or delivery of this Agreement or the Voting Agreement, the exchange of the Merger Consideration for the Shares in accordance with Article II, or any other transaction contemplated hereby or thereby will cause (i) the rights (the "RIGHTS") issued pursuant to the Company Rights Agreement to become exercisable under the Company Rights Agreement, (ii) Parent or Merger Sub to be deemed an "ACQUIRING PERSON" (as defined in the Company Rights Agreement), or (iii) the "DISTRIBUTION DATE", or a "SECTION 11(a)(ii) TRIGGER DATE" (in each case, as defined in the Company Rights Agreement) or an event triggering the right of holders of Rights to receive common shares of the Acquiring Person as described in Section 13 of the Company Rights Agreement to occur upon any such event; and
(b) the "FINAL EXPIRATION DATE" (as defined in the Company Rights Agreement) of the Rights shall occur immediately prior to the Effective Time. The Company has furnished Parent with true copies of all such actions of the Company Board.

            3.27. Distributors.

            (a) Avant!Corp, Hong Kong Limited, a subsidiary of the Company ("AVANT!HK"), and:

            (i) DavanTech Co. Ltd. have entered into a duly authorized and executed amendment to the Distribution Agreement dated as of October 1, 2000 between Avant!HK and DavanTech (the ("DAVANTECH AGREEMENT") (x) which amendment provides that upon termination of the DavanTech Agreement, DavanTech will not be entitled to any compensation or fee of any sort from Avant!HK or its affiliates and (y) whereby DavanTech waived any rights to any termination fee, termination payment or similar award due upon termination of the DavanTech Agreement; and

            (ii) Future Techno Designs Pte. Ltd. ("FTD") have entered into a duly authorized and executed amendment to the Distribution Agreement dated as of October 1, 2000 between Avant!HK and FTD (the ("FTD AGREEMENT") (x) which amendment provides that upon termination of the

                    FTD Agreement, FTD will not be entitled to any compensation or fee of any sort from Avant!HK or its affiliates and (y) whereby FTD waived any rights to any termination fee, termination payment or similar award due upon termination of the FTD Agreement.

            (b) Avant!Japan Corporation ("AVANT!JAPAN" ) and Maingate Electronics, KK ("MAINGATE") have entered into (A) a duly authorized and executed amendment to the Distribution Agreement dated as of October 1, 2000 between Avant!Japan and Maingate (the ("MAINGATE AGREEMENT") (x) which amendment provides that upon termination of the Maingate Agreement, Maingate will not be entitled to any compensation or fee of any sort from Avant!Japan or its affiliates and (y) whereby Maingate waived any rights to any termination fee, termination payment or similar award due upon termination of the Maingate Agreement and (B) a duly authorized and executed amendment to the Product Lease Agreement dated as of October 1, 2000 between Avant!Japan and Maingate (the ("PRODUCT LEASE") (1) which amendment provides that upon termination of the Product Lease, Maingate will not be entitled to any compensation or fee of any sort from Avant!Japan or its affiliates and (2) whereby Maingate waived any rights to any termination fee, termination payment or similar award due upon termination of the Product Lease.

            (c) To the Company's knowledge, in the fiscal year ending September 30, 2001 (x) total revenues for DavanTech were in the amount of five million twenty four thousand U.S. dollars (US$5,024,000) and (y) the net income of DavanTech was in the amount of one million twenty four thousand U.S. dollars (US$1,024,000).

            3.28. Semiconductor Manufacturing International Corporation. The Company does not, directly or indirectly, own (beneficially or otherwise) any equity interest in Semiconductor Manufacturing International Corporation, a Cayman Islands company ("SMIC"), and, in accordance with all applicable documents and Laws, and pursuant to the Termination, Release, Waiver and Indemnification Agreement, dated September 25, 2001, between Avant! Global Investment Holdings Ltd. and SMIC (the "SMIC TERMINATION AGREEMENT"), a true and complete copy of which has been furnished to Parent, and the transactions contemplated thereby (the "SMIC TRANSACTIONS") except as set forth in Section
3.28 of the Company Disclosure Schedule: (i) all oral and written agreements between or including the Company and/or its subsidiaries, on the one hand and SMIC, on the other hand, have either been terminated or are of no further force and effect as against the Company and its subsidiaries, and (ii) the Company and its subsidiaries have no further liabilities or obligations (including capital contribution obligations) relating to SMIC. Pursuant to the SMIC Termination Agreement, the Company and a wholly-owned subsidiary of the Company are entitled to receive on a consolidated basis sixty two million five hundred thousand U.S. dollars (US$62,500,000) of proceeds for the sale of the Company's interest in SMIC, of which amount (i) thirty-three million U.S. dollars (US$33,000,000) was received prior to the date hereof and (ii) twenty-nine million five hundred thousand U.S. dollars (US$29,500,000) (the "OUTSTANDING SMIC AMOUNT") was due and payable on or before November 30, 2001 but has not been received by the Company as of the date hereof.

            3.29. Avant!HighTech. As of the date hereof, Avant! High-Tech, Inc. ("AVANT! HIGH-TECH") has, through a wholly-owned subsidiary thereof, repurchased all outstanding equity not held by the Company or its subsidiaries except for equity held by those current and former employees listed on Section 3.29 of the Company Disclosure Schedule. Avant! High-Tech has, through a wholly-owned subsidiary, prior to the date hereof entered into a stock repurchase agreement with each employee listed on
Section 3.29 of the Company Disclosure Schedule. Each such agreement contemplates the transfer to Avant! High-Tech, through a wholly-owned subsidiary thereof, of 100 percent of the stock in Avant! High-Tech owned by the employee who is a party thereto, and is effective on or prior to the date hereof, subject only to regulatory approval.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

            Except as set forth in the section of the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") that specifically relates to the correspondingly numbered section of this Article IV, Parent and Merger Sub hereby represent and warrant to the Company as follows:

            4.1. Organization. (a) Parent and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and (in those jurisdictions where there is an applicable concept of good standing) in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

            (b) Parent and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

            (c) Parent has heretofore delivered to the Company accurate and complete copies of its certificate of incorporation and bylaws and of Merger Sub's certificate of formation and limited liability company agreement.

            4.2. Capitalization of Parent. (a) (i) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED STOCK") . As of the Capitalization Date: (i) 59,825,008 shares of Parent Common Stock were issued and outstanding; (ii) 25,332,273 shares of Parent Common Stock were subject to outstanding options issued pursuant to Parent's stock option plans (collectively, the "PARENT STOCK OPTION PLANS"); and (iii) 11,688,276 shares of Parent Common Stock were issued and held in the treasury of the Parent. As of the date hereof, no shares of Parent Preferred Stock are issued and outstanding and 100,000 shares of Parent Preferred Stock are reserved for issuance upon exercise of the Parent Rights pursuant to the Parent Rights Agreement. From the Capitalization Date through the date hereof, there have been no issuances of shares of the capital stock or other securities of the Parent or of options, warrants or rights with respect to shares of Parent Common Stock or other securities of Parent other than issuances of shares of Parent Common Stock pursuant to the exercise of options outstanding or the Capitalization Date as fully reflected in Section 4.2 of the Parent Disclosure Schedule. All the outstanding Shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, and except for the transactions contemplated by this Agreement and Parent's obligations under the Parent Rights Agreement, as of the date of this Agreement (1) there are no shares of capital stock of Parent authorized, issued or outstanding, (2) there are no authorized or outstanding options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character (whether or not conditional) relating to the issued or unissued capital stock of Parent or any of its subsidiaries, obligating Parent or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in Parent or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (3) there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock of Parent or any of its subsidiaries, or to make any payments based on the market price or value of shares or other capital stock of the Parent or its subsidiaries, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity other than loans to subsidiaries in the ordinary course of business.

            (b) All of the outstanding limited liability company interests in Merger Sub are owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law) and there are no irrevocable proxies with respect to such limited liability company interests.

            4.3. Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

            (b) The Board of Directors of Parent (the "PARENT BOARD") and Parent, in its capacity as the sole member of Merger Sub, have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and have taken all corporate and company actions required to be taken by the Parent Board and by Parent, in its capacity as the sole member of Merger Sub, for the consummation of such transactions. The affirmative approval of the majority of those holders who are present and voting at the Parent Stockholder Meeting, provided that a majority of the outstanding shares are present at such Parent Stockholder Meeting (the "REQUIRED PARENT VOTE"), is the only vote of the holders of any class or series of capital stock of Parent necessary to approve the Share Issuance and no corporate or company proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Share Issuance, the Required Parent Vote).

            4.4. SEC Reports; Financial Statements. (a) Parent has timely filed all required forms, reports and documents with the SEC since January 1, 1998 each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, (x) delivered to the Company all correspondence with the SEC since January 1, 1999 and prior to the date hereof (y) made available to the Company in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended September 30, 1998, September 30, 1999 and October 31, 2000, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1999 and (iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1999 and prior to the date hereof (the forms, reports or documents referred to in clauses (i), (ii) and (iii) are collectively referred to herein as the "PARENT SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements, exhibits or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) The audited and unaudited consolidated financial statements of Parent included (or incorporated by reference) in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP (except as specifically indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been, and will not be, material in amount).

            4.5. No Undisclosed Liabilities. Neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation, except (a) liabilities or obligations reflected in the financial statements in the Parent SEC Reports filed prior to the date hereof, including liabilities or obligations adequately provided for or fully disclosed in the Parent's unaudited balance sheet (including the notes thereto) included in the Parent's quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2001 (the ("PARENT JULY 31 BALANCE SHEET"), (b) liabilities or obligations incurred since July 31, 2001 which have not had, and would not have, individually or in the aggregate, a Material Adverse Effect on the Parent and which, if prior to the date hereof , were incurred in the ordinary course of business, and (c) liabilities or obligations incurred in connection with the transactions contemplated hereby.

            4.6. Absence of Certain Changes or Events. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date hereof, since December 31, 2000 (a) the businesses of the Parent and its subsidiaries have been conducted through the date hereof in the ordinary course of business consistent with past practice and (b) there has not been any event, occurrence, development or state of circumstance or facts that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            4.7. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in
(i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to stockholders and at the times of the Company Stockholder Meeting and the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Parent Stockholders Meeting, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            4.8. Consents and Approvals; No Violations. (a) Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the NASD, the Securities Act, the Exchange Act, state securities or "blue sky" Laws, the HSR Act, and any other national merger control law or foreign investment regulation, and the filing and recordation of a certificate of merger as required by the DGCL (the "PARENT REQUIRED APPROVALS"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice does not have, and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

            (b) Neither the execution, delivery and performance of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent, of the certificate of formation or limited liability company agreement of Merger Sub, or of any similar organizational documents of any of Parent's subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of an obligation or the loss of any material benefit, or the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (collectively, the "PARENT AGREEMENTS" or (iii) violate any Law applicable to Parent or Merger Sub or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            4.9. Compliance with Applicable Laws. Except to the extent disclosed by Parent in the Parent SEC Reports filed prior to the date hereof, the businesses of Parent and its subsidiaries are not being conducted in violation of any Law applicable to the Parent except for violations which do not and would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

            4.10. Opinion of Parent Financial Advisor. Credit Suisse First Boston Corporation (the "PARENT FINANCIAL ADVISOR") has delivered to the Parent Board its written opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio to be offered to the holders of Shares in the Merger is fair to the Parent from a financial point of view (a true and correct copy of which has been, or will promptly be, furnished to Company), and such opinion has not been withdrawn or modified as of the date hereof.

            4.11. Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub or any of their affiliates.

            4.12. Tax Treatment. Neither Parent nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a re-organization under Section 368(a) of the Code.

            4.13. Litigation. Except to the extent disclosed in Section 4.13 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Parent's knowledge, threatened against the Parent or any of its subsidiaries or any of their respective properties or assets that (i) if decided adversely to Parent would have, individually or in the aggregate, a Material Adverse Effect on Parent or (ii) questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or would otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as and to the extent disclosed in the Parent SEC Reports filed prior to the date hereof or as set forth in Section 4.13 of the Parent Disclosure Schedule, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which has, or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                    ARTICLE V

                                    COVENANTS

            5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, in all material respects, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the

Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent:

            (a) amend its certificate of incorporation or bylaws (or other similar governing instrument) or amend, modify or terminate the Company Rights Agreement;

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of Shares pursuant to the exercise of Company Stock Options outstanding on the date of this Agreement;

            (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its subsidiaries (including redeeming any Rights);

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

            (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

            (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for guarantees of obligations of wholly owned subsidiaries of the Company; (iii) make or cancel, or waive any rights with respect to, any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its tangible or intangible assets or properties, or create or suffer to exist any Lien thereupon.

            (g) except as may be required by Law (or, in the case of employees who are not directors or officers of the Company (or family members of directors or officers of the Company), in the ordinary course of business consistent with past practices as specified in Section 5.1(g) of the Company Disclosure Schedule), enter into, adopt, amend, extend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred or incentive compensation, labor, collective bargaining, employment, or other employee benefit, retention, change in control or similar agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any current or former director, officer, employee or consultant in any manner, take any action to accelerate the vesting of any Company Stock Options or other equity based awards, bonus or incentive compensation or other non-periodic compensation payment or award or (except as required under the terms of agreements that are Company Benefit Plans as in effect on the date hereof) increase in any manner the compensation or benefits of any current or former director, officer, employee or consultant or pay any benefit not required under the terms of any Company Benefit Plan as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted shares or other awards);

            (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

            (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

            (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by GAAP;

            (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than a contract or agreement (x) entered into in the ordinary course of business consistent with past practice and (y) which, to the extent that it involves consideration in an aggregate amount exceeding five hundred thousand U.S. dollars (US$500,000), has been approved by the President of the Company; (iii) make any amendment in any material respect to any of the Company Contracts or any security of the Company or any subsidiary of the Company, other than an amendment (x) entered into in the ordinary course of business consistent with past practice and (y) which, to the extent that it involves additional consideration in an aggregate amount exceeding five hundred thousand U.S. dollars (US$500,000), has been approved by the President of the Company; (iv) authorize any new capital expenditure or expenditures which, individually, is in excess of one hundred and fifty thousand U.S. dollars (US$150,000) or, in the aggregate, are in excess of two million U.S. dollars (US$2,000,000) in any fiscal quarter or (v) enter into any Customer Contract the breach of which would be caused by (or which would be terminable in a manner adverse to the Company or any its subsidiaries upon) the consummation of the Merger or the other transactions contemplated hereby;

            (l) make or revoke any Tax election, or settle or compromise any Tax liability, or file any refund claim based in whole or in part on the carry back of a net operating loss, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

            (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the September 30 Balance Sheet, or incurred subsequent to such date in the ordinary course of business consistent with past practice;

            (n) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

            (o) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

            (p) take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as reorganization under Section 368(a) of the Code;

            (q) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Company and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

            (r) (i) enter into any license or other agreement with respect to the Company Owned Intellectual Property (other than licenses or other agreements that do not, in any case, involve rights to computer software source code) or
(ii) enter into any consulting arrangement; provided that clauses (i) and (ii) shall not include any license, agreement or consulting arrangement that is granted on commercially reasonable terms in the ordinary course of business consistent with past practice but excluding any licenses, agreements or consulting arrangements that fail to satisfy the conditions set forth in clause
(k)(ii)(y).

            (s) enter into, adopt, amend, extend or terminate any distribution agreement, original equipment manufacturer agreement, reseller agreement or (other than in the ordinary course of business consistent with past practices) joint development agreement with any person;

            (t) directly or indirectly engage in any transaction (except pursuant to an already existing, and legally enforceable written agreement disclosed in Section 5.1(t) of the Company Disclosure Schedule) with, or enter into any agreement with, any director, officer or affiliate of the Company or any family member of any such person except for transactions solely between the Company or any wholly-owned subsidiary of the Company and one or more wholly-owned subsidiaries of the Company;

            (u) take any action that would result in an obligation to make any payment to Gerald Hsu by the Company or any subsidiary thereof pursuant to any agreement between Gerald Hsu and the Company or any subsidiary thereof associated with the termination of his employment; or

            (v) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(u) or any other action that (i) would make any of the representations or warranties of the Company contained in this Agreement (A) which are qualified as to materiality, untrue or incorrect or (B) which are not so qualified, untrue or incorrect in any material respect or (ii) would be reasonably likely to result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied.

            5.2. Conduct of Business of Parent. Except as otherwise expressly provided in this Agreement or as set forth in the Parent Disclosure Schedule, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

            (a) amend its certificate of incorporation (or other similar governing instrument) in any manner that would be materially adverse to the holders of Company Common Stock;

            (b) declare, set aside or pay any dividend or other distribution in respect of its capital stock except the declaration and payment of regular quarterly cash dividends or pro rata stock dividends; or

            (c) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 5.2(a) or (b) or any action that (i) would make the representations or warranties of Parent and Merger Sub in this Agreement (A) which are qualified as to materiality, untrue or incorrect or (B) which are not so qualified, untrue in any material respect or (ii) would be reasonably likely to result in any of the conditions to the Merger set forth in
Article VII hereof not being satisfied.

            5.3. Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Parent and Merger Sub and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and Merger Sub with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Merger Sub may from time to time reasonably request, provided, that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

            (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent, (i) concurrently with the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause (ii)) shall be in accordance with the books and records of the Company. Between the date hereof and the Effective Time, Parent shall furnish to the Company, at the earliest time they are available, such quarterly and annual financial statements as are prepared for Parent's SEC filings, which shall be in accordance with the books and records of Parent.

            (c) Parent will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated September 9, 2001 (the "CONFIDENTIALITY AGREEMENT"). The Company will hold and will cause its authorized representatives to hold in confidence all documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreements pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated September 24, 2001 (the "PARENT CONFIDENTIALITY AGREEMENT").

            (d) Any documents or information disclosed by the Company or any of its subsidiaries to Parent pursuant to Section 3.18(a), Section 5.1 or clause
(a) or (b) of this Section 5.3 shall be used by Parent solely for the evaluation of, and/or transitional planning in connection with, the transactions contemplated hereby and shall, for the avoidance of doubt, be subject to clause
(c) of this Section 5.3; provided that the restrictions set forth in this clause
(d) shall not apply to the disclosure of any document or information that is exempted from the confidentiality restrictions set forth in the Confidentiality Agreement pursuant to the terms thereof.

            5.4. Company Litigation. The Company will (i) at such intervals as are reasonably specified by Parent provide Parent with information as to the status of all existing or new litigations in which the Company or any Company subsidiary is a party and (ii) promptly notify Parent of, and consult with Parent as to, any material developments concerning any such litigation.

            5.5. Dispositions. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

            5.6. Maingate. As promptly as possible, and in any event not later than December 31, 2001, the Company shall (i) repurchase the Maingate shares it sold in January 2001 for not more than the one million U.S. dollars (U$1,000,000) it received at that time, and (ii) repurchase all other Maingate shares (and all options or other equity or potential equity rights) it does not own for a cash amount of not more than the Maingate Purchase Price (as defined below). Between the date hereof and the date of such transactions, Maingate shall be operated only in the ordinary course of business in accordance with past practice. Without limiting the foregoing, during such period Maingate shall not declare or pay any dividends, or repurchase any outstanding shares (or options or other equity or potential equity rights) or enter into any transactions with any affiliate or shareholder thereof (other than transactions in the ordinary course of business consistent with past practice with the Company or its subsidiaries). The "MAINGATE PURCHASE PRICE" shall be the lesser of (i) the value determined by multiplying the midpoint of the high and low values of the range established by the independent appraiser that has been retained for such purpose by the percentage of the outstanding Maingate shares owned in the aggregate by the shareholders other than the Company (after giving effect to the repurchase referred to in clause (i) above), and (ii) a formula price equal to the amount determined pursuant to the following formula:

                 formula price = US$13,000,000 minus A minus B.

For purposes of this formula, A shall equal fifteen million U.S. dollars (US$15,000,000) minus the amount of cash on the balance sheet of Maingate at the time of closing of the transactions contemplated by this Section 5.6. Notwithstanding the previous sentence, if A is a negative amount, it shall not be subtracted under the previous sentence in determining the formula price. For purpose of the formula, B shall equal one million three hundred fifty thousand U.S. dollars ($US1,350,000) minus (x minus y) where x is the total amount of assets on the balance sheet of Maingate at the time of closing of such transactions other than cash, and y is the total amount of liabilities on the balance sheet at the time of closing of such transactions other than accounts payable-trade owing to the Company. Notwithstanding the previous sentence, B shall not be subtracted in determining the formula price if B is a negative number or if A plus B is a negative number.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            6.1. Preparation of S-4 and the Proxy Statement. Each of Parent and the Company shall cooperate and as promptly as practicable jointly prepare and Parent shall file with the SEC as promptly as practicable the S-4 under the Securities Act with respect to the Share Issuance. A portion of the S-4 shall serve as a prospectus with respect to the Share Issuance and as the Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger and the vote of the stockholders of Parent with respect to the Share Issuance. Parent will cause the S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder and the Company will cause the Proxy Statement, to the extent it relates to such Party, to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Parent and the Company will, and will cause their respective accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). Each of the Company and Parent shall, as promptly as practicable after the receipt thereof, provide to the other Party copies of any written comments and advise the other Party of any oral comments, with respect to the Proxy Statement or the S-4 received from the staff of the SEC. Each of the Company and Parent will provide the other Party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing with the SEC and will provide the other Party with a copy of all such filings with the SEC. Each of Parent and the Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date.

            6.2. Meetings. (a) The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of the "agreement of merger" (within the meaning of Section 251 of the DGCL) contained in this Agreement, and the Merger, and (ii) solicit proxies from its stockholders with respect to such vote, which solicitation, unless the Company Board withdraws its recommendation of such approval and adoption in accordance with Section 6.4(b), shall be to obtain the Required Company Vote for such approval and adoption. Except as permitted by Section 6.4(b), the Company Board shall recommend approval and adoption of the "agreement of merger" contained in this Agreement and the Merger by the Company's stockholders and, the Company Board shall not withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so). The Company shall submit this Agreement to its stockholders at the Company Stockholder Meeting even if the Company Board shall have withdrawn, amended or modified in a manner adverse to Parent such recommendation or announced publicly its intention to do so as permitted by Section 6.4(b).

            (b) Parent shall take all lawful action to (i) cause a special meeting of its stockholders (the "PARENT STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval of the Share Issuance and (ii) solicit proxies from its stockholders with respect to such vote, which solicitation, unless the Parent Board withdraws its recommendation of such approval in accordance herewith, shall be to obtain the Required Parent Vote. The Parent Board shall recommend approval of the Share Issuance by Parent's stockholders and shall not withdraw, amend or modify, in a manner adverse to the Company, its recommendation that stockholders vote in favor of the Share Issuance (or publicly announce its intention to do so); provided that nothing herein shall require Parent Board to make (or prevent Parent Board from withdrawing, amending or modifying in a manner adverse to the Company) any such recommendation in the event that (1) Parent Board after consultation with and based upon the advice of independent legal counsel, determines in good faith that to make (or to refrain from withdrawing, amending or modifying in a manner adverse to the Company) such recommendation, would cause Parent Board to fail to be in compliance with its fiduciary duties to Parent's stockholders under any applicable Law and (2) Parent shall have delivered to Company a prior written notice advising Company that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than three Business Days prior to the time such action is taken). Parent shall hold the Parent Stockholder Meeting for the purpose of voting on the approval of the Share Issuance even if the Parent Board shall not have made, or shall have withdrawn, amended or modified in a manner adverse to Parent, such recommendation or announced publicly its intention to do so as permitted hereby.

            6.3. Commercially Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws promptly to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its commercially reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

            (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, (i) use its commercially reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; and (ii) keep the other Party informed in all material respects of any material communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws (including other national merger control laws or foreign investment regulations) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.3(a) and 6.3 (b), each of Parent and the Company shall use its commercially reasonable best efforts to resolve such objections if any, as may be asserted a Governmental Entity or other person with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3 shall (i) limit a Party's right to terminate this Agreement pursuant to Section 8.2 (a) or (d) so long as such Party has theretofore complied in all material respects with its obligations under this Section 6.3 or (ii) require Parent to (x) enter into any "hold-separate" agreement or other agreement with respect to the disposition of any assets or businesses of the Parent or any of its subsidiaries or the Company or any of its subsidiaries in order to obtain clearance from the FTC or the DOJ or any other antitrust or competition authorities to proceed with the consummation of the transactions contemplated hereby; or (y) consummate the transactions contemplated hereby in the event that any consent, approval, authorization or non-objection of any Governmental Entity obtained or sought to be obtained in connection with this Agreement is conditioned upon the imposition of any other significant restrictions upon, or the making of any material accommodation (financial or otherwise) in respect of the transactions contemplated hereby or the conduct of the business of the Surviving Company or the Parent (including any agreement not to compete in any geographic area or line of business or any agreement to license technology to third parties) or results, or would result in, the abrogation or diminishment of any authority or license granted by any Governmental Entity.

            (d) The Company shall use its reasonable best efforts in consultation with Parent to obtain any consents of third parties with respect to any Company Agreements that may be necessary or appropriate for the purposes of the transactions contemplated hereby.

            6.4. Acquisition Proposals. (a) The Company agrees that (1) it will not (and it will cause its subsidiaries and each officer, director or employee of the Company or any of its subsidiaries not to) directly or indirectly: (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 9.11 herein), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Company or any of its subsidiaries in connection with, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal and (2) it will not authorize or permit any investment banker, attorney or accountant, or other advisor or representative of, the Company or any of its subsidiaries to take any of the actions referred to in clauses (1)(i), (ii) or (iii); provided, however, that nothing contained in this
Section 6.4(a) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Company Board, after consultation with and based upon the advice of independent legal counsel, reasonably determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law, (B) the Company Board reasonably determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with an independent, nationally recognized financial advisor, that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable to the Company's stockholders from a financial point of view than the Merger (any such materially more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"), and (C) prior to taking such action, the Company (x) provides three Business Day prior written notice to Parent to the effect that it is proposing to take such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement. The Company shall notify Parent of any Acquisition Proposal or request for nonpublic information by any person who is making, or who has indicated that it is considering making, an Acquisition Proposal (including, without limitation, all material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a current basis of the status of any inquiries, discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been made available to Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall notify each Party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 90 days prior to the date of this Agreement that the Company Board no longer seeks or requests the making of any Acquisition Proposal, and withdraws any consent theretofore given to the making of an Acquisition Proposal.

            (b) The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its recommendation that stockholders vote in favor of the Merger unless (i) the Company has fully complied with the terms of Section 6.4(a), (ii) the Company Board after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's stockholders under applicable Law and (iii) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than three Business Days prior to the time such action is taken). Nothing contained in this Section 6.4(b) shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act.

            (c) Nothing in this Section 6.4 shall (i) permit the Company to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of the Company under this Agreement.

            6.5. Public Announcements. Each of Parent and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASD, as determined by Parent or the Company, as the case may be.

            6.6. Indemnification; Directors' and Officers' Insurance. (a) The Parent agrees that all rights now existing to exculpation, release, and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "INDEMNIFIED PARTIES") of the Company as provided in its certificate of incorporation or bylaws or in any agreement listed in Section 6.6 of the Company Disclosure Schedule shall survive the Merger and shall continue in full force and effect indefinitely in accordance with their terms following the Effective Time.

            (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained at a cost to Parent not greater than 200 percent of the annual premium for the current Company directors' and officers' liability insurance as set forth in Section 6.6 of the Company Disclosure Schedule; provided, that if such insurance cannot be so maintained or obtained at such costs, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of such annual premiums of the Company for such insurance.

            6.7. Notification of Certain Matters. The Company shall, upon obtaining knowledge of any of the following, give prompt notice to Parent, and Parent shall, upon obtaining knowledge of any of the following, give prompt notice to the Company:
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be likely to cause any representation or warranty of such Party contained in this Agreement, which is qualified as to materiality, to be untrue or inaccurate, or any representation or warranty of such Party not so qualified, to be untrue or inaccurate in any material respect, at or prior to the Effective Time; (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be likely to cause any condition to the obligations of any Party to effect the transactions contemplated hereby not to be satisfied; (iv) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject; (v) any material notice or other material communication from any Governmental Entity in connection with the Merger; (vi) any actions, suits, claims, investigations or other proceedings (or communications indicating that the same may be contemplated) commenced or threatened against the Company or any of its subsidiaries or Parent or any of its subsidiaries, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 of the Company Disclosure Schedule, or
Section 4.13 of the Parent Disclosure Schedule, or which relate to the consummation of the Merger; (vii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; or (viii) any event or occurrence that is, or would reasonably be likely to be, a Material Adverse Effect with respect to it; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

            6.8. Certification. The Company, Parent and Merger Sub shall execute and deliver to O'Melveny & Myers LLP, counsel to the Company, and to Cleary, Gottlieb, Steen & Hamilton, counsel to Parent and Merger Sub, certificates substantially in the forms attached hereto as Exhibit B (in the case of the Company) and Exhibit C (in the case of Parent and Merger Sub) at such time or times as reasonably requested by such law firms in connection with their respective deliveries of tax opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of the Company, Parent or Merger Sub shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

            6.9. Employee Matters. On or as soon as practicable following the Effective Time, those employees of the Company and its subsidiaries who will continue employment with Parent or the Surviving Company ("CONTINUING EMPLOYEES") shall be eligible to participate in those benefit plans and programs maintained by Parent for similarly situated employees of Parent generally (or in substantially similar programs), but explicitly excluding individual plans, programs, arrangements or agreements on the same terms applicable to similarly situated employees of Parent. Each Continuing Employee shall be given credit, for purposes of eligibility to participate and vesting (but not for benefit accrual purposes), for his or her period of service with the Company or any of its subsidiaries credited under a similar plan prior to the Effective

Time, subject to applicable break in service rules. Each such employee shall, with respect to any Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time under comparable plans or programs maintained by the Company or any of its subsidiaries prior to the Effective Time. Each Continuing Employee and eligible dependent who, at the Effective Time, was participating in an employee group health plan maintained by the Company or any of its subsidiaries shall not be excluded from Parent's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation that would not have excluded such claim under the applicable Company Plan.

            6.10. Affiliate Letters. Section 6.10 of the Company Disclosure Schedule sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. Not later than the date of the initial mailing of the Proxy Statement, the Company shall use its best efforts to cause its "affiliates" to deliver to Parent a written agreement substantially in the form attached as Exhibit A.

            6.11. SEC Filings.

            (a) The Company shall furnish to the Parent copies of all reports, proxy statements and prospectuses of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments which will not be material in amount), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto.) The Company shall additionally furnish to Parent all correspondence that the Company or its counsel or accountants furnish to or receive from the SEC after the date hereof and shall notify Parent of, and consult with Parent as to, all other communications between the Company or its counsel or accountants and the SEC.

            (b) The Parent shall furnish to the Company copies of all reports, proxy statements and prospectuses of the type referred to in Section 4.4 which it files with the SEC on or after the date hereof, and the Parent represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows or other information included therein for the periods or as of the date then ended (subject, in the case of the interim financial statements, to normal, recurring year-end adjustments which will not be material in amount), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

            6.12. Fees and Expenses. Subject to Section 6.15 and Section 8.5, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the Party incurring such Expenses, except Expenses (including filing fees) incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4 shall be shared equally by the Company and Parent. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its affiliates) incurred by a Party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

            6.13. Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the NASDAQ National Market System on or prior to the Closing Date, subject to official notice of issuance.

            6.14. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

            6.15. Direct Payment of Expenses. If the Transaction Costs (defined below) incurred by the Company in connection with the Merger and the other transactions contemplated by this Agreement exceed 10 percent of the net equity value of the Company immediately prior to the Effective Time, then Parent shall directly pay Expenses of the Company that are solely and directly related to the Merger so that the Transaction Costs reduced by the amount of the Company Expenses paid by Parent are less than 10 percent of the net equity value of the Company at the Effective Time. For purposes of this Agreement, the term "TRANSACTION COSTS" " means all costs, payments, benefits and expenses that are triggered by, or incurred in connection with, the Merger or the consummation of the other transactions contemplated hereby (including without limitation, all Expenses and any change of control and severance payments).

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            7.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Party being benefited thereby, to the extent permitted by applicable Law:

            (a) The agreement of merger (within the meaning of Section 251 of the DGCL) contained within this Agreement shall have been approved and adopted by the Required Company Vote and the Share Issuance shall have been approved by the Required Parent Vote.

            (b) Any waiting period applicable to the Merger under the HSR Act or any other national merger control law or foreign investment regulation shall have expired or early termination thereof shall have been granted.

            (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

            (d) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

            (e) The Parent Common Stock required to be issued hereunder shall have been approved for listing on the NASDAQ National Market System, subject only to official notice of issuance.

            7.2. Conditions to the Obligations of the Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent or Merger Sub to the extent permitted by applicable Law:

            (a) The representations and warranties of the Company contained herein shall have been true when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date); provided that:

            (i) All such representations and warranties shall be interpreted without giving effect to the words "materially" or "material" or to any qualification based on such terms or based on the defined term "Material Adverse Effect";

            (ii) Any such representation or warranty contained in Section 3.2 shall be deemed untrue if it shall fail to be true and correct except to a de minimis extent;

            (iii) Any such representation or warranty contained in Section 3.3 shall be deemed untrue if it shall fail to be true and correct in any respect;

            (iv) Any such representation or warranty contained in Section 3.11(c) shall be deemed untrue if the facts and information not disclosed in violation of the first sentence thereof and the inconsistent information not disclosed in violation of the second sentence thereof, in the aggregate, would have had a material negative impact on a reasonable evaluation as of the date hereof of the Company's liability for damages or indemnity obligations or exposure for equitable relief in the Cadence Litigation; and

            (v) Any such representation or warranty (other than any representation or warranty referred to in clause (ii), (iii) or (iv) above) shall be deemed untrue if such representation or warranty shall fail to be true and correct in all respects except where the failure of all such representations and warranties to be true and correct has not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing; provided that with respect to Section 5.6, the Company and/or its subsidiaries shall have prior to the time of the Closing performed or complied in all respects with all agreements and conditions contained therein.

            (c) The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(g).

            (d) Parent shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, dated the date on which the Effective Time occurs, based on the representations of Parent, and the Company, referred to in Section 6.8, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

            (e) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b) hereof) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained, without (in the context of the Antitrust Laws) any limitation, restriction or condition that has or would have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect on the Company), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and would not have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on Parent and its subsidiaries that, were such effect applied to the Company and its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect on the Company).

            (f) Parent shall have received from each of the Company's "affiliates" (within the meaning of Rule 145 under the Securities Act) a written agreement substantially in the form attached as Exhibit A.

            (g) The Company shall have received payment of the Outstanding SMIC Amount.

            (h) No fewer than 80 percent of the persons listed on Section 7.2(j) of the Company Disclosure Schedule shall continue to be employed by, and shall not have given notice of their intention to terminate their employment with, the Company or its subsidiaries.

            (i) During the period that begins on the date hereof and ends immediately prior to the Effective Time there shall not have occurred any change, circumstance or effect that constitutes a Material Adverse Effect with respect to the Company; provided, however that if there has not been a breach of the representations and warranties contained in Section 3.11(c), any developments in the Cadence Litigation after the date hereof shall be disregarded for purposes of determining whether there has been a Material Adverse Effect with respect to the Company.

            7.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

            (a) The representations and warranties of Parent contained herein shall have been true when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true only as of the specified date); provided that:

            (i) All such representations and warranties shall be interpreted without giving effect to the words "materially" or "material" or to any qualification based on such terms or based on the defined term "Material Adverse Effect";

            (ii) Any such representation or warranty contained in Section 4.3 shall be deemed untrue if it shall fail to be true and correct in any respect; and

            (iii) Any such representation or warranty (other than any representation or warranty contained in Section 4.3) shall be deemed untrue if such representation or warranty shall fail to be true and correct in all respects except where the failure of all such representations and warranties to be true and correct has not had and would not have, individually or in the aggregate, a Material Adverse Effect on the Parent.

            (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

            (c) Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Parent, certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

            (d) The Company shall have received an opinion of O'Melveny & Myers LLP, dated the Effective Time, based on the representations of Parent and the Company, referred to in

Section 6.8 hereof, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

            (e) During the period that begins on the date hereof and ends immediately prior to the Effective Time there shall not have occurred any change, circumstance or effect that constitutes a Material Adverse Effect with respect to Parent.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

            8.1. Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Required Company Vote and the approval of the Share Issuance by the Required Parent Vote, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

            8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

            (a) the Merger shall not have been consummated by September 30, 2002 (the "TERMINATION DATE");

            (b) the Required Company Vote shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof;

            (c) the Required Parent Vote shall not have been obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof; or

            (d) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable;

provided, that the right to terminate this Agreement pursuant to this Section
8.2 shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

            8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Company Board if (i) the Parent Board, whether or not permitted to do so by this Agreement, shall have failed to call and hold the Parent Stockholders Meeting in accordance with Section 6.2(b) or (ii) there is a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in
Section 7.3(a) or 7.3(b), which has not been cured (or is not capable of being cured) within fifteen Business Days following receipt by Parent of written notice of such breach.

            8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Parent Board if:

            (a) the Company Board, whether or not permitted to do so by this Agreement, shall have withdrawn or adversely modified its recommendation referred to in Section 6.2(a) or the Company shall have failed to call and hold the Company Stockholder Meeting in accordance with Section 6.2(a); or

            (b) there is a breach by the Company (i) of any of its obligations under Section 6.2(a) or Section 6.4 or (ii) a breach by the Company of any other representation, warranty, covenant or agreement contained in this Agreement would give rise to a failure of a condition set forth in Section 7.2(a) or 7.2(b), which, in the case of this clause (ii), (x) has not been cured (or is not capable of being cured) within fifteen Business Days following receipt by the Company of written notice of such breach and (y) does not arise out of facts expressly referred to in any letter delivered prior to the date hereof from the chief executive officer of Parent to an officer or director of the Company.

            8.5. Effect of Termination and Abandonment. (a) Except as provided in Sections 8.5(b), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.3(c), 5.3(d) and 6.12 and Article IX) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, no such termination shall relieve any Party hereto of any liability or damages resulting from (i) any willful and material breach of any representations or warranties contained in this Agreement or (ii) any willful and material breach of any covenant or agreement contained in this Agreement.

            (b) In the event that:

            (i) at any time, this Agreement is terminated by Parent pursuant to Section 8.4(a) or Section 8.4(b)(i); or

            (ii) at any time on or after the date hereof and prior to the termination of this Agreement pursuant to this Article VIII an Acquisition Proposal shall have been made to the Company or any of its subsidiaries or any of its stockholders, or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries, and thereafter this Agreement is terminated:

                    (x) by action of the Parent Board pursuant to Section 8.4(b)(ii) following a willful breach by the Company of any covenant or agreement contained in this Agreement (other than any covenant or agreement contained in Section 6.2(a) or Section 6.4 which is included in clause (i) above by reference to Section 8.4(a) or Section 8.4(b)(i)); or

                    (y) by (1) action of the Parent Board pursuant to Section 8.4(b)(ii) under circumstances in which a termination fee would not be payable pursuant to Section 8.5(b)(ii)(x) or (2) either Parent or the Company, pursuant to either Section 8.2(a) or Section 8.2(b), and in the case of any termination contemplated by clause
                          (y)(1) or (y)(2), within 15 months of such termination of this Agreement, (A) the Company enters into an agreement with respect to any Acquisition Proposal or
                          (B) any Acquisition Proposal is consummated; or

            (iii) at any time on or after the date hereof and prior to the termination of this Agreement a Cadence Settlement Proposal (as defined in Section 9.11(g)) shall have been made to the Company or any of its subsidiaries or any of its stockholders, or Cadence Design Systems, Inc. ("CADENCE") shall have publicly announced its intention (whether or not conditional) to make a Cadence Settlement Proposal, and thereafter this Agreement is terminated:

                    (x) by action of the Parent Board pursuant to Section 8.4(b)(ii) following a willful breach by the Company of any covenant or agreement contained in this Agreement (other than any covenant or agreement contained in Section 6.2(a) or Section 6.4 which is included in clause (i) above by reference to Section 8.4(a) or Section 8.4(b)(i)); or

                    (y) by (1) action of the Parent Board pursuant to Section 8.4(b)(ii) under circumstances in which a termination fee would not be payable pursuant to Section 8.5(b)(iii)(x) or (2) either Parent or the Company, pursuant to either Section 8.2(a) or Section 8.2(b), and in the case of any termination contemplated by clause (y)(1) or (y)(2), within 15 months of such termination of this Agreement, the Company enters into a Cadence Settlement Agreement;

then the Company shall pay Parent a termination fee of forty-five million U.S. dollars (US$45,000,000) in same-day funds. Such payment shall be made (I) on the first Business Day following the date of such termination in the case of a termination by action of the Parent Board or by Parent referred to in Section 8.5(b)(i), Section 8.5(b)(ii)(x) and Section 8.5(b)(iii)(x), (II) on the first Business Day after the occurrence of any of the events referred to in Section 8.5(b)(ii)(y)(A) or Section 8.5(b)(ii)(y)(B) or upon the entering into of a Cadence Settlement Proposal as referred to in Section 8.5(b)(iii)(y) in the case of a termination by action of the Parent Board or by Parent referred to in
Section 8.5(b)(ii)(y) or Section 8.5(b)(iii)(y), and (III) on the day of the occurrence of any of the events referred to in Section 8.5(b)(ii)(y)(A) or
Section 8.5(b)(ii)(y)(B) or upon the entering into of a Cadence Settlement Proposal as referred to in Section 8.5(b)(iii)(y) in the case of a termination by the Company referred to in Section 8.5(b)(ii)(y)(2) or Section 8.5(b)(iii)(y)(2).

            (c) The Company acknowledges that the agreements contained in
Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.5(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank N.A. in effect from time to time during such period plus 2 percent.

            8.6. Amendment. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Required Company Vote and the approval of the Share Issuance by the Required Parent Vote but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties hereto.

            8.7. Extension; Waiver. At any time prior to the Effective Time, each Party hereto (for these purposes, Parent and Merger Sub shall together be deemed one Party and the Company shall be deemed the other Party) may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

            8.8. Breaches Relating to Litigation. Notwithstanding any other provision in this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation or warranty contained herein, except for any representation or warranty contained in Section 3.11(c), to the extent that such breach results from the pendency of, or developments with respect to, the Cadence Litigation or is based on the acts or omissions that are the subject of such Litigation; provided, however, that this Section 8.8 shall not apply in the event that the Company has breached any representation or warranty in Section 3.11(c).

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            9.2. Entire Agreement; Assignment. (a) This Agreement (including the schedules) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Parent Confidentiality Agreement and the information sharing agreement between Parent and the Company with respect to the Cadence Litigation.

            (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise; provided, however, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            9.3. Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
(i) five Business Days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient and (iv) one Business Day following sending by overnight delivery via a national courier service, and in each case, addressed to a Party at the following address for such Party:

        if to Parent or to Merger Sub, to:

        Synopsys, Inc.
        700 East Middlefield Road
        Mountain View, CA 94043
        Attention:  Steven K. Shevick, Esq.
        Facsimile:  (650) 584-4396

        with a copy to:

        Cleary, Gottlieb, Steen & Hamilton
        One Liberty Plaza
        New York, NY  10006
        Attention: Victor I. Lewkow, Esq.
        Facsimile:  (212) 225-3999

        if to the Company, to:

        Avant! Corporation
        46871 Bayside Parkway
        Fremont, CA 94538
        Attention:  Clayton Parker, Esq.
        Facsimile:  (510) 413-7707

        with a copy to:

        O'Melveny & Myers LLP
        990 Marsh Road
        Menlo Park, CA 94025
        Attention: David A. Krinsky, Esq.
        Facsimile:  (650) 473-2601
or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

            9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the choice of law principles thereof.

            9.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            9.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, except for
Section 6.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            9.7. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            9.8. Enforcement; Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

            9.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            9.10. Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words

"without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            (b) The phrase "made available" in this Agreement shall mean that the information referred to (i) has been actually delivered to the Party to whom such information is to be made available or its outside counsel, (ii) is included in a Company SEC Report (or in any document that is an exhibit thereto (including any exhibit incorporated by reference)) or (iii) is contained in a document that has been filed prior to October 1, 2001 in the room at the offices of O'Melveny & Myers LLP in Menlo Park, California that has been designated as the data room for the purposes of the transactions contemplated by this Agreement (the "DATA ROOM").

            (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

            9.11. Definitions. (a) "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) with respect to the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving the Company or its subsidiaries whose assets, individually or in the aggregate, would constitute 30 percent or more of the consolidated assets of the Company, taken as a whole;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 30 percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 30 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided that for purposes of clause 8.5 (x) any such inquiry, offer or proposal made by Cadence shall be deemed to be a Cadence Settlement Proposal and not an Acquisition Proposal and (y) any consummation of, or entering into of an agreement with respect to, such an inquiry, offer or proposal by the Company shall be deemed to be the entering into of a Cadence Settlement Agreement and not the consummation of, or entering into of an agreement with respect to, an Acquisition Proposal.

            (b) An "AFFILIATE" of a person, unless otherwise defined herein, shall have the meaning provided in Rule 12b-2 under the Exchange Act.

            (c) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

            (d) "BUSINESS DAY" shall have the meaning provided in Rule 14d-1(g) under the Exchange Act.

            (e) "CADENCE LITIGATION" means (x) the litigation pending in the United States District Court for the Northern District of California captioned Cadence Design Systems, Inc. v. Avant! Corporation, Case No. C-95-20828, and (y) any other claim by Cadence seeking relief for a breach of a duty or obligation allegedly committed after January 1, 1991 by the Company or a person then or subsequently affiliated with the Company.

            (f) "CADENCE SETTLEMENT AGREEMENT" means, in addition to anything deemed to be a Cadence Settlement Agreement pursuant to the proviso set forth in clause (a), any agreement, order consented to by the Company or stipulation effecting or implementing a Cadence Settlement Proposal (whether the proposal to enter into such agreement was made by Cadence or by the Company).

            (g) "CADENCE SETTLEMENT PROPOSAL" means, in addition to anything deemed to be a Cadence Settlement Proposal pursuant to the proviso set forth in clause (a), any proposal by or on behalf of Cadence which, if accepted in whole or in part, would have the effect of materially limiting: (i) the amount of damages and/or costs potentially recoverable by Cadence; (ii) the injunctive and/or other equitable relief potentially awardable to Cadence; (iii) the claims upon which relief could potentially be granted to Cadence; (iv) the products of the Company or underlying technology to which Cadence's claims could potentially apply; or (v) the evidence on which Cadence could seek to rely in support of a claim or a remedy.

            (h) "KNOW" or "KNOWLEDGE" means, (i) with respect to the Company and its subsidiaries, the knowledge of Gerald C. Hsu, Sheng-Chun (Paul) Lo, Viraj Patel, Fu-Hwa (Howard) Ko, Clayton Parker or, in the case of Section 3.11(c), the persons set forth in Section 3.11(c) to the Company Disclosure Schedule and
(ii) with respect to Parent and its subsidiaries, Aart J. de Geus, Robert B. Henske, Chi-Foon Chan and Steven K. Shevick, in the case of each of clauses (i) and (ii) after due inquiry, including inquiry of such party's counsel and other officers or employees of such party responsible for the relevant matter.

            (i) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or would be reasonably expected to be, materially adverse to (i) the business, assets, properties, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that clause
(i) shall not include any change, circumstance or effect resulting from (1) general changes in the industries in which either the Company and its subsidiaries or Parent and its subsidiaries operate, as the case may be, except those changes, circumstances or effects that adversely affect, respectively, the Company and its subsidiaries or Parent and its subsidiaries, to a materially greater extent than they affect other entities operating in such industries, (2) changes in general economic conditions or changes in securities markets in general or (3) effects of the public announcement or pendency of the transactions contemplated hereby.

            (j) "ORDINARY COURSE OF BUSINESS" whether or not modified by the phrase "consistent with past practice" shall mean with respect to either Party or subsidiary thereof, (1) in accordance with generally accepted business practice and (2) in accordance with such Party's (or subsidiary's) past business practice.

            (k) "PARENT RIGHTS AGREEMENT" shall mean the Rights Agreement dated as of November 24, 1999, between Parent and Harris Trust and Savings Bank, as Rights Agent.

            (l) "PARTIES" shall mean Parent, Merger Sub and the Company.

            (m) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

            (n) "SUBSIDIARY" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries; provided that Maingate shall be deemed a subsidiary of the Company for purposes of this definition.

                            [signature page follows]

            IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                            SYNOPSYS, INC.

                                            By: /s/ Art J. de Geus
                                                ------------------------------
                                                Name:
                                                Title:



                                            MAPLE FOREST ACQUISITION L.L.C.

                                            By: /s/ Chi-Foon Chan
                                                ------------------------------
                                                Name:
                                                Title:



                                            AVANT! CORPORATION

                                            By: /s/ Paul Lo
                                                ------------------------------
                                                Name:
                                                Title:

                                                                       Exhibit A

                                                             [___________], 2002

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA  94043

Dear Sir/Madam:

Reference is made to the provisions of the Agreement and Plan of Merger, dated as of December 3, 2001 (together with any amendments thereto, the "MERGER AGREEMENT"), among Avant! Corporation, a Delaware corporation (the "COMPANY"), Synopsys, Inc., a Delaware corporation ("PARENT"), and Maple Forest Acquisition L.L.C., a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("MERGER SUB"), pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub continuing as the Surviving Company (the "MERGER"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, as is being furnished pursuant to Section 6.10 thereto.

I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

If in fact I were to be deemed an "affiliate" of the Company under paragraphs
(c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $0.01 per share, of Parent (the "PARENT SHARES") received by me in exchange for any shares of common stock, par value $0.0001 per share, of the Company (the "COMPANY SHARES") pursuant to the Merger may be restricted.

I hereby represent, warrant and covenant to Parent that:

        I will not sell, pledge, transfer or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder.

I hereby acknowledge that Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

        "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a registration statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated [Date], between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.

                                            Very truly yours,

                                            Name:

                                                                       Exhibit B

                               Avant! Corporation
                              46871 Bayside Parkway
                            Fremont, California 94538

                                                             [___________], 2002


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006

O'Melveny and Myers LLP
400 South Hope Street
Los Angeles, CA 90071

Ladies and Gentlemen:

            We refer to the Agreement and Plan of Merger dated as of December 3, 2001 (the "Agreement") by and among Synopsys, Inc. ("Parent"), a Delaware corporation, Maple Forest Acquisition L.L.C. ("Merger Sub"), a Delaware limited liability company that is wholly-owned by Parent and a company that is and will be treated as a disregarded entity for U.S. federal income tax purposes and Avant! Corporation (the "Company"), a Delaware corporation, which provides, among other things, for the merger (the "Merger") of the Company with and into Merger Sub, on the terms and conditions set forth therein, the time at which the Merger becomes effective being hereafter referred to as the "Effective Time." The Agreement requires that as a condition to the consummation of the Merger, Cleary, Gottlieb, Steen & Hamilton, counsel to the Parent and O'Melveny and Myers LLP, counsel to the Company, render opinions regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement. For purposes of this letter, it is assumed that Merger Sub will be classified as a disregarded entity within the meaning of Treasury regulation section 301.7701-3(b)(ii). Accordingly, for purposes of the statements and representations made hereunder, Parent shall be treated as directly owning all of the assets and possessing direct liability for all of the liabilities of Merger Sub and, except where the letter specifically refers to Merger Sub, the separate existence of the Merger Sub shall be disregarded and all references to Parent shall include all of Merger Sub's assets, liabilities and activities.

            In connection with such opinions to be rendered by each of you, and acknowledging that each of you will rely, with Company's consent, upon the statements and representations made in this letter in rendering such opinions, the undersigned hereby certifies and represents to each of you on behalf of Company, after due investigation and inquiry, that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and, except to the extent written notification to the contrary is received by each of you before the Effective Time, will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

            1. The facts relating to the Merger, as such facts are described in the registration statement on Form S-4 and the Proxy, insofar as such facts pertain to Company, are true, correct and complete in all material respects, and insofar as such facts pertain to Parent and Merger Sub, the undersigned has no reason to believe that such facts are not true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of the Company, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of Parent, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger.

            2. The Merger will be consummated solely in compliance with the material terms and conditions of the Agreement and none of the material terms and conditions thereof will be waived or modified.

            3. The fair market value of Parent Common Stock and cash in lieu of fractional Parent Common Stock received by each holder of Company Common Stock will be approximately equal to the fair market value of Company Common Stock surrendered by such stockholder in the Merger. In connection with the Merger, no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration other than Parent Common Stock and cash in lieu of fractional shares thereof. No liabilities of Company (other than pursuant to the Merger or as set forth in the Agreement) or Company stockholders will be assumed by Parent (or any corporation related to Parent).

            4. Prior to the Effective Time and in connection with the Merger, Company has neither (i) redeemed, directly or indirectly, any of its stock, nor
(ii) made any distributions with respect to its stock. Additionally, prior to the Effective Time and in connection with the Merger, no corporation related to Company has acquired Company's stock. For purposes of this representation letter, two corporations shall be treated as related to one another if, immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to section 1504(b) of the Code) or (b) one corporation owns 50 percent or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50 percent or more of the total value of shares of all classes of stock of the other corporation (applying the attribution rules of section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the Code). For purposes of this representation letter, a corporation that is a partner in a partnership for U.S. federal income tax purposes will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

            5. To the best knowledge of the management of Company, there is no plan or intention on the part of stockholders of Company to sell, exchange or otherwise transfer ownership of (including by derivative transactions such as an equity swap which would have the economic effect of a transfer of ownership) any Parent Common Stock (other than fractional Parent Common Stock for which holders of Parent Common Stock receive cash in the Merger) to Parent or any corporation related to Parent, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership).

            6. No assets of Company have been sold, transferred or otherwise disposed of so as to prevent Parent from continuing a "significant line" of Company's "historic business" or from using a "significant portion" of Company's "historic business assets" in a business following the Merger, as such terms are used in Treasury Regulation section 1.368-1(d).

            7. Each of Company and its stockholders has paid and will pay only their respective expenses, if any, incurred in connection with the Merger, other than expenses of the Company paid by Parent that are solely and directly related to the Merger in accordance with Revenue Ruling 73-54, 1973-1 C.B. 187.

            8. There is no intercorporate indebtedness existing between Parent and Company that was issued, acquired or will be settled at or prior to the Effective Time at a discount.

            9. Company will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50 percent or more of the fair market value of whose total assets are stock or securities and 80 percent or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Company shall be disregarded and Company shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Company if Company owns 50 percent or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50 percent or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Company's total assets for the purposes of making this representation, Company shall exclude any cash and cash items (such as receivables), and U.S. federal government securities.

            10. Company is not, and will not be, a debtor under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a federal or state court.

            11. At the Effective Time, the fair market value of the assets of Company will equal or exceed the sum of Company's liabilities plus (without duplication) the amount of liabilities, if any, to which its assets are or will be subject.

            12. The liabilities of Company assumed by Parent (pursuant to the Merger or under the Agreement) and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of its business.

            13. None of the compensation to be received by any stockholder-employees of Company for services rendered prior to the Effective Time was or will be separate consideration for, or allocable to, any of such stockholder-employee's shares of Company Common Stock; none of the Parent Common Stock to be received by any stockholder-employees of Company in the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement with respect to services rendered prior to the Effective Time; and the compensation paid to any stockholder-employees of Company for services rendered prior to the Effective Time will be for services actually rendered (or to be rendered) and was or will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            14. Company is not currently, and during the five years preceding the Effective Time will not have been, a corporation with respect to which the fair market value of its United States real property interests equals or exceeds fifty percent of the total fair market value of (i) its United States real property interests, (ii) its interests in real property located outside the United States and (iii) any other of its assets which are used or held for use in a trade or business.

            15. Parent will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, (A) amounts paid by the Company to dissenters, amounts paid by the Company to shareholders (including cash in lieu of fractional shares of Parent Common Stock), Company assets used to pay its Reorganization Expenses, satisfy any Company indebtedness, and pay all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior to the Merger will be included as assets of the Company held immediately prior to the Merger and (B), "Reorganization Expenses" means all costs, payments, benefits and expenses that are triggered by, or incurred in connection with the Merger or the consummation of any other transactions contemplated by the Agreement, including, without limitation, all Expenses (as defined in the Agreement) and any change of control and severance payments.

            16. Parent does not own, directly or indirectly, and has not owned during the past five years, directly or indirectly, any stock of the Company.

            17. The total cash consideration that will be paid in the Merger to stockholders of Company instead of issuing fractional Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of Company in exchange for their shares of Company Common Stock. The fractional share interests of each stockholder of Company will be aggregated, and no stockholder of Company will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Parent Common Share, except for any case in which a Company stockholder holds beneficial interests in shares of Company Common Stock through more than one brokerage account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be impractical to do so.

            18. Prior to the Effective Time, neither the Company nor any subsidiary of the Company distributed the stock of any corporation in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

            19. There will be no dissenters to the Merger.

            20. Company will not take any position on or with respect to any federal, state, local or foreign tax return, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a) of the Code) or by applicable state, local or foreign tax law.

            21. The undersigned is authorized to make all of the statements and representations set forth herein on behalf of Company. The undersigned will promptly notify Cleary, Gottlieb, Steen & Hamilton and O'Melveny and Myers LLP if any of the above representations or covenants cease to be accurate and complete.

                                            Very truly yours,

                                            Avant! Corporation

                                            By: _______________________
                                            Name:
                                            Title:

                                                                       Exhibit C

                                 Synopsys, Inc.
                            700 East Middlefield Road
                             Mountain View, CA 94043

                         Maple Forest Acquisition L.L.C.
                            700 East Middlefield Road
                             Mountain View, CA 94043

                                                          [_____________], 2002


Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006

O'Melveny and Myers LLP
400 South Hope Street
Los Angeles, CA  90071

Ladies and Gentlemen:

            We refer to the Agreement and Plan of Merger dated as of December 3, 2001 (the "Agreement") by and among Synopsys, Inc. ("Parent"), a Delaware corporation, Maple Forest Acquisition L.L.C. ("Merger Sub"), a Delaware limited liability company that is wholly-owned by Parent and a company that is and will be treated as a disregarded entity for U.S. federal income tax purposes and Avant! Corporation (the "Company"), a Delaware corporation, which provides, among other things, for the merger (the "Merger") of the Company with and into Merger Sub, on the terms and conditions set forth therein, the time at which the Merger becomes effective being hereafter referred to as the "Effective Time." The Agreement requires that, as a condition to the consummation of the Merger, Cleary, Gottlieb, Steen & Hamilton, counsel to the Parent and O'Melveny and Myers LLP, counsel to the Company, render opinions regarding certain United States federal income tax consequences of the Merger. Capitalized terms not defined herein have the meanings specified in the Agreement. This letter assumes the accuracy of Representation 3, below, and therefore is based on the assumption that Merger Sub will be classified as a disregarded entity within the meaning of Treasury regulation section 301.7701-3(b)(ii). Accordingly, for purposes of the statements and representations made hereunder, Parent shall be treated as directly owning all of the assets and possessing direct liability for all of the liabilities of Merger Sub and, except where the letter specifically refers to Merger Sub, the separate existence of Merger Sub shall be disregarded and all references to Parent shall include all of Merger Sub's assets, liabilities and activities.

            In connection with the opinions to be rendered by each of you, and acknowledging that each of you will rely, with Parent's and Merger Sub's consent, upon the statements and representations made in this letter in rendering such opinions, each of the undersigned certifies and represents to each of you on behalf of Parent and Merger Sub, respectively, after due investigation and inquiry that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and, except to the extent written notification to the contrary is received by each of you before the Effective Time, will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

            1. The facts relating to the Merger, as such facts are described in the registration statement on Form S-4 and the Proxy, insofar as such facts pertain to Parent and Merger Sub, are true, correct and complete in all material respects, and insofar as such facts pertain to Company, the undersigned have no reason to believe that such facts are not true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Parent, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of the Company, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger.

            2. The Merger will be consummated solely in compliance with the material terms and conditions of the Agreement and none of the material terms and conditions thereof will be waived or modified.

            3. Prior to the Merger, Parent will own all of the outstanding ownership interests of Merger Sub. Merger Sub has not made and following the Merger does not intend to make an election on Form 8832, pursuant to Treasury Regulation section 301.7701-3(c)(1)(i), to be classified as an association taxable as a corporation for United States federal income tax purposes. Merger Sub has always been and currently is classified as a disregarded entity within the meaning of Treasury Regulation section 301.7701-3(b)(ii) for U.S. federal income tax purposes.

            4. The fair market value of Parent Common Stock and cash in lieu of fractional Parent Common Stock received by each holder of Company Common Stock will be approximately equal to the fair market value of Company Common Stock surrendered by such stockholder in the Merger. In connection with the Merger, no holder of Company Common Stock will receive in exchange for Company Common Stock, directly or indirectly, any consideration other than Parent Common Stock and cash in lieu of fractional shares thereof. No liabilities of Company (other than pursuant to the Merger or as set forth in the Agreement) or Company stockholders will be assumed by Parent (or any corporation related to either of them).

            5. Neither Parent nor any corporation related to Parent will, in connection with the Merger, (i) be under any obligation, or will have entered into any agreement or understanding, directly or indirectly, to redeem or repurchase any of the Parent shares issued to stockholders of Company in the Merger or to make any extraordinary distribution in respect of such Parent shares or (ii) have any plan or intention, directly or indirectly, to reacquire any of the Parent shares issued in the Merger. There will be no dissenters to the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than regular, normal dividends or distributions made to all holders of Parent Common Stock. For purposes of this representation letter, two corporations shall be treated as related to one another if immediately prior to or immediately after the Merger, (a) the corporations are members of the same affiliated group (within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), but determined without regard to section 1504(b) of the Code) or (b) one corporation owns 50 percent or more of the total combined voting power of all classes of stock of the other corporation that are entitled to vote or 50 percent or more of the total value of all classes of stock of the other corporation (applying the attribution rules of Section 318 of the Code as modified pursuant to section 304(c)(3)(B) of the Code). For purposes of this representation letter, a corporation that is a partner in a partnership for U.S. federal income tax purposes will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership and as having furnished its share of any consideration furnished by the partnership to acquire the stock, in each case, in accordance with its interest in the partnership.

            6. Neither Parent nor any corporation related to Parent (nor any permitted transferee corporation or partnership, described below) has any plan to sell, distribute, transfer or otherwise dispose of any Parent assets acquired from Company, except for (A) dispositions made in the ordinary course of business (B) transfers by Parent (including successive transfers by permitted corporate transferees) of assets to one or more corporations controlled, in the case of each transfer, by the transferor corporation, or (C) transfers by Parent (including successive transfers by permitted corporate transferees) to one or more partnerships in which the transferor corporation is a partner and members of Parent's qualified group either (i) own a significant interest or (ii) own a 20 percent or greater interest and have active and substantial management functions as a partner with respect to that partnership business. Except as otherwise permitted under this representation, Parent will own all outstanding ownership interests of Merger Sub immediately after the Merger and Parent has no plan or intention to cause or permit Merger Sub to issue additional ownership interests to any person or entity (other than Parent). After the Merger, Merger Sub will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire interests in Merger Sub. For purpose of clause (B) of this representation, "controlled" with respect to a corporation shall mean direct ownership of at least (i) 80 percent of the total combined voting power of all classes of stock entitled to vote and
(ii) 80 percent of the total number of shares of each other class of stock of the corporation.

            7. Following the Merger, Parent or a member of Parent's "qualified group" will continue a "significant line" of the "historic business" of Company or use a "significant portion" of Company's "historic business assets" in a business, as such terms are used in Treasury Regulation section 1.368-1(d). For purposes of this representation, Parent's "qualified group" means, pursuant to Treasury Regulation section 1.368-1(d)(4)(ii), one or more chains of corporations connected through stock ownership with Parent, but only if Parent owns directly stock representing control in at least one other corporation, and stock representing control in each of the corporations (except Parent) is owned directly by one of the other corporations. In addition, Parent will be treated as owning its proportionate share of Company's business assets used in a business of any partnership in which members of Parent's qualified group either
(i)


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

own a significant interest or (ii) own a 20 percent or greater interest and have active and substantial management functions as a partner with respect to that partnership business.

            8. Parent has paid and will pay its expenses, if any, incurred in connection with the Merger, other than expenses of the Company paid by Parent that are solely and directly related to the Merger in accordance with Revenue Ruling 73-54, 1973-1 C.B. 187. Neither Parent nor any corporation related to Parent has agreed to assume, or will assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company stock as consideration for Company Common Stock surrendered pursuant to the Merger or any related transaction.

            9. There is no intercorporate indebtedness existing between Parent and Company that was issued, acquired or will be settled at or prior to the Effective Time at a discount or, to the best knowledge of Parent, will be settled after the Effective Time at a discount.

            10. Parent will not (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) at the Effective Time, be an entity 50 percent or more of the fair market value of whose total assets are stock or securities and 80 percent or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of Parent shall be disregarded and Parent shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of Parent if Parent owns 50 percent or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50 percent or more of the total value of all classes of the outstanding stock of such subsidiary. In addition, in determining the fair market value of Parent's total assets for the purposes of making this representation, Parent shall exclude any cash and cash items (such as receivables), and U.S. federal government securities.

            11. None of the compensation to be received by any stockholder-employees of Company from Parent (or any corporation related to Parent) for services rendered after the Effective Time, and none of the compensation to be received by any stockholder-employees of Company from Company for services rendered either before or after the Effective Time, will be separate consideration for, or allocable to, any of such stockholder-employee's shares of Company stock; none of the Parent Common Stock to be received by any stockholder-employees of Company in connection with the Merger will be separate consideration for, or allocable to, any employment, consulting or similar agreement or arrangement with respect to services rendered after the Effective Time; and the compensation paid to any stockholder-employees of Company for services rendered will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            12. Parent will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, (A) amounts paid by the Company to dissenters, amounts paid by the Company to shareholders (including cash in lieu of fractional shares of Parent Common Stock), Company assets used to pay its Reorganization Expenses, satisfy any Company indebtedness, and pay all redemptions and distributions (except for regular, normal dividends) made by the Company immediately prior to the Merger will be included as assets of the Company held immediately prior to the Merger and (B), "Reorganization Expenses" means all costs, payments, benefits and expenses that are triggered by, or incurred in connection with the Merger or the consummation of any other transactions contemplated by the Agreement, including, without limitation, all Expenses (as defined in the Agreement) and any change of control and severance payments.

            13. The payment of cash in lieu of fractional Parent Common Stock that would otherwise be issued to stockholders of Company in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing and transferring fractional Parent Common Stock and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Company instead of issuing fractional Parent Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to stockholders of Company in exchange for their shares of Company Common Stock. The fractional share interests of each stockholder of Company will be aggregated, and no stockholder of Company will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Parent Common Stock, except for any case in which a Company stockholder holds beneficial interests in shares of Company Common Stock through more than one brokerage account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be impractical to do so.

            14. Parent does not own, directly or indirectly, and has not owned during the past five years, directly or indirectly, any stock of the Company.

            15. To the best knowledge of Parent and Merger Sub, the liabilities of the Company assumed by Parent (pursuant to the Merger or under the Agreement) and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

            16. To the best knowledge of Parent and Merger Sub, at the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

            17. After the Merger, Parent will comply with the record-keeping and information filing requirements of Treasury Regulation section 1.368-3. Parent will not take any position on or with respect to any federal, state, local or foreign tax return, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a) of the Code) or by applicable state, local or foreign tax law.

            18. Each of the undersigned is authorized to make all of the statements and representations set forth herein on behalf of Parent and Merger Sub, respectively. The undersigned will promptly notify Cleary Gottlieb, Steen & Hamilton and O'Melveny and Myers LLP if any of the above representations or covenants cease to be accurate and complete.

                                    Very truly yours,

                                    Synopsys, Inc.



                                    By: _________________
                                    Name:
                                    Title:


                                    Maple Forest Acquisition L.L.C.

                                    By: _________________
                                    Name:
                                    Title:

     The Company Disclosure Schedules have been omitted and will be provided supplementally to the Commission upon request.